                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary proxy statement
    /X/  Definitive proxy statement
    / / Confidential, for use of the commission only as permitted by Rule 14a-6(e)(2)
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                              CYGNUS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing party:
         -----------------------------------------------------------------------
     (4) Date filed:
         -----------------------------------------------------------------------

   [LOGO]

                                                                  April 13, 1998

Dear Cygnus Stockholder:

    You are cordially invited to attend the 1998 Annual Meeting of Stockholders (the "Annual Meeting") of Cygnus, Inc. ("Cygnus" or the "Company"), which will be held on May 12, 1998, at 1:30 p.m., at Holbrook-Palmer Park, 150 Watkins Avenue, Atherton, California 94027.

    At the Annual Meeting, you will be asked to elect directors for the next year, reappoint Ernst & Young LLP as the Company's independent auditors and amend the Company's Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance thereunder. Additionally, the Board of Directors is recommending that the Company's 1994 Stock Option/Award Plan and the 1991 Employee Stock Purchase Plan be amended to increase the number of shares available under each of the respective plans.

    Please take this opportunity to participate in the affairs of the Company. Complete details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement. I urge you to review all of the proposals in the proxy statement carefully and I solicit your support of the Board's recommendations on these proposals. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING REPLY ENVELOPE. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting.

    I hope to see you at the Annual Meeting. Should you require directions to the Annual Meeting, please contact the Company's headquarters at (650) 369-4300.

                                          Sincerely yours,

                                               [SIGNATURE]

                                          Gregory B. Lawless, Ph.D.
                                          PRESIDENT, CHIEF EXECUTIVE OFFICER

                                  CYGNUS, INC.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 12, 1998

                            ------------------------

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders of Cygnus, Inc., a Delaware corporation ("Cygnus" or the "Company"), will be held on May 12, 1998, at 1:30 p.m., local time, at Holbrook-Palmer Park, 150 Watkins Avenue, Atherton, California 94027 to act on the following matters:

    1. To re-elect six directors of the Company to serve until the next Annual Meeting or the election of their successors.

    2. To approve an amendment to the Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance thereunder by an additional 10,000,000 shares.

    3. To approve an amendment to the 1994 Stock Option/Award Plan to increase the number of shares of Common Stock authorized for issuance over the term of the Plan by 2,000,000 shares.

    4. To approve an amendment to the 1991 Employee Stock Purchase Plan to increase the number of shares of Common Stock authorized for issuance over the term of the Purchase Plan by 350,000 shares.

    5. To re-appoint Ernst & Young LLP to serve as the Company's independent auditors.

    6. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    These matters are more fully described in the Proxy Statement accompanying this Notice.

    Only stockholders of record at the close of business on March 13, 1998 are entitled to notice of and to vote at the Annual Meeting. The stock transfer books of the Company will remain open between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

    All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                          By Order of the Board of Directors

                                               [SIGNATURE]

                                          Gregory B. Lawless, Ph.D.
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

Redwood City, California
April 13, 1998

                             YOUR VOTE IS IMPORTANT
     TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY RETURNED A PROXY.

                                  CYGNUS, INC.
                              400 PENOBSCOT DRIVE
                         REDWOOD CITY, CALIFORNIA 94063

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 12, 1998

                            ------------------------

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of Cygnus, Inc., a Delaware corporation (the "Company" or "Cygnus") for use at the Annual Meeting of Stockholders to be held on May 12, 1998, at 1:30 p.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein (the "Annual Meeting"). The Annual Meeting will be held at Holbrook-Palmer Park, 150 Watkins Avenue, Atherton, California 94027. These proxy solicitation materials were mailed on or about April 13, 1998 to all stockholders entitled to vote at the Annual Meeting.

PROXIES AND SOLICITATION COSTS

    The enclosed proxy is solicited by the Company's Board of Directors and, when the proxy card is properly completed and returned, it will be voted as directed by the stockholder on the proxy card. Stockholders are urged to specify their choices on the enclosed proxy card. If a proxy card is signed and returned without choices specified, in the absence of contrary instructions, the shares of Common Stock represented by such proxy will be voted "FOR" Proposals 1, 2, 3, 4 and 5 described in the accompanying Notice and Proxy Statement and will be voted in the proxy holders' discretion as to other matters that may properly come before the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (i) delivering to the Company at the Company's principal executive office, 400 Penobscot Drive, Redwood City, CA 94063, Attention: Chief Financial Officer, a written notice of revocation or duly executed proxy bearing a later date, or
(ii) attending the Annual Meeting and voting in person.

    The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees in person or by telephone or facsimile. No additional compensation will be paid to directors, officers or other regular employees for such services.

RECORD DATE, SHARE OWNERSHIP AND VOTING

    Only holders of Common Stock of record at the close of business on March 13, 1998, the record date and time fixed by the Board of Directors, are entitled to notice of and to vote at the Annual Meeting. At the record date, 20,192,188 shares of the Common Stock were issued and outstanding and they were held by 542 stockholders of record. Each holder of shares of Common Stock is entitled to one vote for each share of Common Stock held on the record date on each of the proposals presented in this Proxy Statement.

    A majority of the shares of Common Stock entitled to vote, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Directors will be elected by plurality vote. Approval of Proposal 2, to amend and restate the Company's Certificate of

Incorporation, requires an affirmative vote of a majority of the Company's outstanding voting shares. The other matters submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the meeting. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals except the election of directors and will be counted as present for purposes of determining the existence of a quorum regarding the item on which the abstention is noted. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all forms which they file pursuant to Section 16(a). Based solely on its review of the copies of such forms received by it and representations from certain reporting persons that no filings were required for such persons, the Company believes that its officers, directors and 10% stockholders complied with all applicable Section 16(a) filing requirements for the 1997 fiscal year.

                            ------------------------

    THE ANNUAL REPORT OF THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 HAS BEEN MAILED CONCURRENTLY WITH THE MAILING OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT TO ALL STOCKHOLDERS ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING. THE ANNUAL REPORT IS NOT INCORPORATED INTO THIS PROXY STATEMENT AND IS NOT CONSIDERED PROXY SOLICITING MATERIAL. IN COMPLIANCE WITH RULE 14A-3 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL SCHEDULES THERETO. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO CYGNUS, INC., 400 PENOBSCOT DRIVE, REDWOOD CITY, CALIFORNIA 94063, ATTENTION:
CORPORATE MARKETING.

                            ------------------------

                     PROPOSAL ONE--RE-ELECTION OF DIRECTORS

    A board of six directors will be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six nominees to the Board of Directors named below. All of the nominees have served as directors since the last annual meeting. If a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the proxy holders to fill such vacancy. However, it is not expected that any nominee will be unable or will decline to serve as a director. If a nomination is made to elect an individual to the vacant position on the Board, the proxy holders will propose a nominee to fill such position and vote all proxies received by them in accordance with cumulative voting to assure the election of as many of the Company's nominees as possible. If stockholders nominate persons other than the Company's nominees for election as directors, the proxy holders will vote all proxies received by them in accordance with cumulative voting to assure the election of as many of the Company's nominees as possible. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until the director's successor has been elected. The Company's Bylaws fix the Board at seven directors. Following the Annual Meeting, there will be one vacancy on the Board.

    THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES LISTED BELOW:

                                                                                                                  DIRECTOR
NAME OF NOMINEE                               AGE                        PRINCIPAL OCCUPATION                       SINCE
----------------------------------------      ---      --------------------------------------------------------  -----------
Frank T. Cary...........................          77   Former Chairman and Chief Executive Officer of                  1992
                                                         International Business Machines Corporation

Gary W. Cleary, Ph.D....................          55   Chairman of the Board of Directors and Chief Technical          1985
                                                         Officer of the Company

Gregory B. Lawless, Ph.D................          58   President and Chief Executive Officer of the Company            1992

Andre F. Marion.........................          62   Former Vice President, The Perkin-Elmer Corporation;            1994
                                                         Former Chairman and Chief Executive Officer, Applied
                                                         Biosystems, Inc.

Richard G. Rogers.......................          69   Former President and Chief Operating Officer of Syntex          1989
                                                         Corporation

Walter B. Wriston.......................          78   Former Chairman and Chief Executive Officer of                  1992
                                                         Citicorp/Citibank, N.A.

BUSINESS EXPERIENCE OF NOMINEES FOR RE-ELECTION AS DIRECTORS

    Mr. Cary has served as a director of the Company since July 1992. He was Chairman of the Board of International Business Machines Corporation ("IBM") from 1973 until his retirement in 1983, and was Chief Executive Officer of IBM from 1973 to 1981. Mr. Cary is also a director of AEA Investor Inc., Celgene Corporation, ICOS Corporation, Lexmark International, Inc., ONTOS, Inc., SPS Transaction Services, Inc., SEER Technologies, TELTREND, Inc., and VION Pharmaceuticals, Inc.

    Dr. Cleary, the founder and Chairman of the Board of the Company, also served as the Company's President and Chief Executive Officer from its inception until July 1986. Since 1986, Dr. Cleary has served as Chief Technical Officer of the Company. During his professional career, Dr. Cleary has served as an investigator with the U.S. Food and Drug Administration and has held research and management positions at Cutter Labs, Alza Corporation, Key Pharmaceuticals and Genentech, Inc.

    Dr. Lawless joined the Company in January 1992 as President, Chief Executive Officer and Director. From March 1989 to January 1992, Dr. Lawless was President and Chief Operating Officer of Chiron

Corporation. Prior to joining Chiron he held various positions with The DuPont Co. from May 1969 to March 1989, including serving as Chief Operating Officer of its pharmaceutical subsidiary and as a director of DuPont's Specialty Diagnostic Division.

    Mr. Marion has served as a director of the Company since August 1994. Mr. Marion was a founder of Applied Biosystems, Inc., a supplier of instruments for biotechnology research, and served as its Chairman of the Board and Chief Executive Officer from 1981 until February 1993, when it merged with The Perkin-Elmer Corporation, a manufacturer of analytical instruments. Mr. Marion served as Vice President of The Perkin-Elmer Corporation and President of its Applied Biosystems Division until his retirement in February 1995. Mr. Marion is also a director of Molecular Devices Corp., Applied Imaging and one private company.

    Mr. Rogers has served as a director of the Company since October 1989. He was President and Chief Operating Officer of Syntex Corporation, a pharmaceutical company, from 1982 until his retirement in 1985.

    Mr. Wriston has served as a director of the Company since July 1992. He was Chairman of the Board of Citicorp/Citibank, N.A. from 1970 through 1984 and its Chief Executive Officer from 1967 until his retirement in 1984. Mr. Wriston is also a Director of AEA Investors, Inc., ICOS Corporation, VION Pharmaceuticals, Inc., York International Corporation and one private company.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held five regularly scheduled meetings during the 1997 fiscal year and two special meetings. Each of the nominees who was a director during the entire fiscal year attended or participated in 75% or more of the aggregate number of meetings of the Board of Directors and the committees of the Board on which the director served. The Board of Directors has an Audit Committee, a Compensation Committee and an Employee Stock Option Committee. There is no nominating committee or any committee performing the functions of a nominating committee.

    The Audit Committee, which consisted of independent non-employee directors Wriston (chair), Cary, Marion and Rogers in fiscal 1997, held one regularly scheduled meeting in the last fiscal year. The principal functions of the Audit Committee are to recommend engagement of the Company's independent auditors, to review and approve the services performed by the Company's independent auditors and to review the Company's accounting principles, internal control structure, policies and procedures.

    The Compensation Committee, which also consisted of independent non-employee directors Cary (chair), Marion, Rogers and Wriston in fiscal 1997, held two regularly scheduled meetings during the last fiscal year. The Compensation Committee reviews and makes recommendations to the Board concerning the Company's executive compensation policy, bonus plans and incentive option plans, and approves the granting of stock options to officers.

    The Employee Stock Option Committee, which consisted of directors Cleary and Lawless in fiscal year 1997, held five regularly scheduled meetings. The Employee Stock Option Committee was established by the Board of Directors in mid-1992 to grant stock options to the Company's employees (other than officers of the Company) and consultants under the Company's stock plans, and such Committee is currently responsible for making grants under the Company's 1994 Stock Option/Award Plan (the "1994 Plan").

COMPENSATION OF DIRECTORS

    All non-employee directors of the Company receive $3,750 per fiscal quarter, a $1,000 fee for each Board meeting and a $500 fee per committee meeting (including in each case telephonic meetings). Non-employee directors are also eligible to receive periodic option grants under the Automatic Option Grant Program in effect for them under the Company's 1994 Plan. Automatic option grants are made under the

1994 Plan as follows: (i) on the first trading day in June of the year the non-employee Board member is first elected or appointed as such, he or she will automatically receive an option grant for 6,000 shares of Common Stock; and (ii) on the first trading day in June of each subsequent year that such person continues to serve as a non-employee Board member, he or she will automatically receive an additional option for that number of shares which is equal to 110% of the shares that were subject to the previous year's grant. However, for non-employee Board members elected or appointed as such prior to January 1, 1993, the initial grant occurred on June 1, 1994 in connection with the adoption of the 1994 Plan and was for 7,260 shares, and for non-employee Board members who were first elected or appointed as such on or after January 1, 1993 and before January 1, 1994, the initial grant occurred on June 1, 1994 and was for 6,600 shares. In addition, any person who becomes a non-employee Board member after the first trading day in June but before December 31 of any year will receive his or her initial automatic grant on the date of his or her initial election or appointment to cover the option that person would have received on the first trading day in June of that year had the Board member then been eligible. Each automatic option grant under the 1994 Plan has a price equal to 100% of the fair market value of the Common Stock on the option grant date and becomes exercisable for the option shares on the first anniversary of such grant date.

    On June 2, 1997, Messrs. Cary, Rogers and Wriston each received an automatic option grant under the 1994 Plan for 9,664 shares, and Mr. Marion received an automatic grant for 8,765 shares. Each such grant has an exercise price per share equal to $15.62, the fair market value of the Common Stock on the grant date and has a term of ten years measured from such grant date. The options become exercisable for all the option shares on the first anniversary of the grant date, subject to earlier termination in the event of the optionee's cessation of Board service prior to such time. In addition, the options will immediately accelerate in full upon an acquisition of the Company, unless the options are assumed by the successor corporation.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company's Certificate of Incorporation and Bylaws provide for indemnification of all directors and officers. Each director and officer of the Company has entered into a separate indemnification agreement with the Company.

             PROPOSAL TWO--APPROVAL OF AMENDMENT AND RESTATEMENT OF
                   THE RESTATED CERTIFICATE OF INCORPORATION

    The present capital structure of the Company authorizes 30,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, each having a par value of $.001 per share. The Board of Directors believes this capital structure is inadequate for the present and future needs of the Company. Therefore, the Board of Directors has unanimously approved the amendment and restatement of the Company's Restated Certificate of Incorporation (the "Certificate") to increase the authorized number of shares of Common Stock from 30,000,000 to 40,000,000 shares. The Board believes this capital structure more appropriately reflects the present and future needs of the Company and recommends such amendment and restatement to the Company's stockholders for adoption. The undesignated Preferred Stock may be issued from time to time in one or more series with such rights, preferences and privileges as may be determined by the Board of Directors. On March 13, 1998, 20,192,188 shares of Common Stock were outstanding and no shares of Preferred Stock were outstanding, with 9,807,812 shares remaining authorized but unissued. However, of such authorized but unissued shares, an aggregate of 8,085,440 shares have been reserved for issuance under
(i) the Company's 1994 Stock Option/Award Plan (the "1994 Plan"), (ii) the Company's 1991 Employee Stock Purchase Plan (the "Purchase Plan") and (iii) certain notes convertible into shares of the Company's Common Stock. Accordingly, only 1,722,372 shares of Common Stock currently remain available for other corporate purposes.

PURPOSE OF AUTHORIZING ADDITIONAL COMMON STOCK

    Authorizing an additional 10,000,000 shares of Common Stock would give the Board of Directors the express authority, without further action of the stockholders, to issue such Common Stock from time to time as the Board of Directors deems necessary. In addition, such proposed increase will be necessary to ensure that a sufficient reserve of Common Stock is available under both the 1994 Plan and the Purchase Plan to cover the share increases under Proposals Three and Four for each of those plans, respectively. The Board of Directors also believes it is necessary to have the ability to issue such additional shares of Common Stock for other general corporate purposes. Potential uses of the additional authorized shares may include acquisition transactions, equity financings and stock dividends or distributions, in addition to the issuance of options pursuant to the 1994 Plan and issuances of Common Stock pursuant to the Purchase Plan without further action by the stockholders, unless such action were specifically required by applicable law or rules of any stock exchange on which the Company's securities may then be listed.

    The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. In addition, an issuance of additional shares by the Company could have an effect on the potential realizable value of a stockholder's investment. In the absence of a proportionate increase in the Company's earnings and book value, an increase in the aggregate number of outstanding shares of the Company caused by the issuance of the additional shares would dilute the earnings per share and book value per share of all outstanding shares of the Company's Common Stock. If such factors were reflected in the price per share of Common Stock, the potential realizable value of a stockholder's investment could be adversely affected. The Common Stock carries no preemptive rights to purchase additional shares.

    The proposed amendment and restatement of the Company's Certificate of Incorporation was approved by unanimous written consent of the directors of the Company in April 1998. Attached as Appendix A hereto is a copy of the Company's proposed Amended and Restated Certificate of Incorporation.

STOCKHOLDER APPROVAL

    The affirmative vote of a majority of the Company's outstanding voting shares is required for approval of the amendment and restatement of the Company's Certificate of Incorporation authorizing 10,000,000 additional shares of Common Stock.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION.

                    PROPOSAL THREE--APPROVAL OF AMENDMENT TO
                   THE COMPANY'S 1994 STOCK OPTION/AWARD PLAN

    At the 1998 Annual Meeting, stockholders will be asked to approve an amendment to the Company's 1994 Stock Option/Award Plan (the "1994 Plan") which will increase the maximum number of shares of reserved for issuance pursuant to option grants and share awards under the 1994 Plan by 2,000,000 shares. However, the entire number of shares subject to the increase will not be available for issuance under the 1994 Plan in the event that the stockholders do not approve the increase to the number of shares of the Company's authorized Common Stock which is the subject of Proposal Two.

    The following is a summary of the principal features of the 1994 Plan, together with the applicable tax and accounting implications, which will be in effect if the amendment in the 1994 Plan is approved by the stockholders. However, the summary does not purport to be a complete description of all the provisions of the 1994 Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's principal executive offices in Redwood City, California.

    The 1994 Plan was adopted by the Company's Board of Directors (the "Board") on January 1, 1994 to serve as the successor to the Company's Amended 1986 Stock Option Plan and was approved by the Company's stockholders at the 1994 Annual Meeting held on June 9, 1994. The 1994 Plan became effective upon its adoption by the Board. The Board amended the 1994 Plan on June 6, 1996 to increase the number of shares of Common Stock reserved for issuance thereunder by 1,500,000 shares and to make certain other changes to the provisions of the 1994 Plan. Those amendments were approved by the stockholders at the 1996 Annual Meeting. The amendment to the 1994 Plan which is the subject of this Proposal Three was adopted by the Board on February 24, 1998.

ADMINISTRATION

    The Employee Stock Option Committee is responsible for administering the 1994 Plan with respect to grants option grants and other awards to be made to employees who are not executive officers of the Company and to consultants in the Company's service. The Compensation Committee of the Board administers the 1994 Plan with respect to option grants and stock awards to be made to executive officers of the Company who are subject to the short-swing profit restrictions of Section 16(b) of the Securities Exchange Act of 1934, as amended. Each such committee, acting in its administrative capacity, will be referred to as the "Plan Administrator." The Plan Administrator will have complete discretion, subject to the provisions of the 1994 Plan, to authorize discretionary option grants, stock issuances, and share rights and share unit awards under the 1994 Plan. However, all option grants made under the Automatic Option Grant Program will be made in strict compliance with the provisions of that program, and no administrative discretion will be exercised by the Plan Administrator with respect to the grants made under such program.

SHARE RESERVE

    The aggregate number of shares that has been reserved for issuance over the term of the 1994 Plan to date is 5,916,385 shares of Common Stock, which will be increased by 2,000,000 shares to 7,916,385 shares of Common Stock upon approval by the stockholders of this Proposal Three. As of December 31, 1997, 575,374 shares of Common Stock remained available for issuance pursuant to option grants and stock awards under the 1994 Plan. Assuming approval of this Proposal Three, that number will be increased by 2,000,000 shares to 2,575,374 shares of Common Stock. In no event may any one participant in the 1994 Plan be granted stock options, restricted share issuances, share rights awards or share unit awards for more than 1,000,000 shares in the aggregate under the 1994 Plan.

    In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to the class and number of securities issuable (on both an aggregate and per participant basis) under the 1994 Plan and under each outstanding option and share award. Appropriate adjustments will also be made to the exercise price (if any) payable per share under the outstanding options and share awards.

EQUITY INCENTIVE PROGRAMS/ELIGIBILITY

    The 1994 Plan contains several separate equity incentive programs: (i) a Discretionary Option Grant Program, (ii) a Share Award Program under which the Plan Administrator may authorize restricted share issuances, share rights awards and share unit awards (collectively, "Share Awards") and (iii) an Automatic Option Grant Program. The principal features of these programs are described more fully below. Employees (including officers and directors) of the Company and its subsidiaries will be eligible to participate in the Discretionary Option Grant and Share Award Programs. Only the non-employee Board members will be eligible to participate in the Automatic Option Grant Program.

    As of December 31, 1997, approximately 163 employees (including officers and employee directors), no independent contractors or consultants, and four (4) non-employee members of the Board were eligible to participate in the 1994 Plan.

VALUATION

    The fair market value per share of Common Stock on any relevant date under the 1994 Plan will be the closing selling price per share on that date on the Nasdaq National Market. On December 31, 1997, the closing selling price per share was $19.875.

                       DISCRETIONARY OPTION GRANT PROGRAM

    Options may be granted under the Discretionary Option Grant Program at an exercise price per share not less than 100% of the fair market value per share of Common Stock on the option grant date. The option shares may not vest at a rate greater than 25% per year, beginning one year after the option grant date, subject to the optionee's continued service with the Company. No option granted under the 1994 Plan will have a term in excess of ten years.

    Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options for any shares in which the optionee is vested at that time. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

                              SHARE AWARD PROGRAM

    The terms and conditions of all Share Awards under the Share Award Program will be determined in the sole discretion of the Plan Administrator. However, no Share Award may vest at a rate greater than 33 1/3% per year, beginning one year after the award date. In addition, the total number of shares of Common Stock underlying Share Awards may not exceed 1,200,000 shares. Share Awards consist of the following equity-based incentives:

        RESTRICTED SHARES. Shares of Common Stock issued as restricted shares under the 1994 Plan will be subject to a vesting schedule tied to the performance of service or the attainment of performance goals, as determined by the Plan Administrator. Restricted shares may be sold to 1994 Plan participants at a price determined by the Plan Administrator or may be issued solely as a bonus for past services. Holders of restricted shares will be entitled to all of the rights of a stockholder during the period before the shares vest, but any unvested shares will be subject to forfeiture in the event of the holder's termination of service prior to vesting in those shares.

        SHARE RIGHTS. A share right award will provide the holder with the right to receive shares of Common Stock and, within the Plan Administrator's discretion, cash dividend equivalents, subject to a vesting schedule tied to the performance of service or the attainment of performance goals, as determined by the Plan Administrator. Share rights may be sold to 1994 Plan participants at a price determined by the Plan Administrator or may be awarded solely as a bonus for past services. The holder of the right will not have an interest in the underlying shares of Common Stock until the right to receive those shares vest and are acquired.

        SHARE UNITS. A share unit award will provide the 1994 Plan participant with the right to receive an amount in cash equal to the fair market value of one share of Common Stock on the date of valuation of the unit and, within the Plan Administrator's discretion, a cash dividend equivalent, less such amount, if any, as the Plan Administrator will specify. The holder of a share unit award will not be entitled to any interest in the shares of Common Stock underlying the units or to any voting or other rights of a stockholder.

    Share Awards may be made independently of other compensation or in lieu of compensation that would otherwise be paid in cash or in stock options. The number of restricted shares, share rights or share units to be awarded in lieu of cash compensation or option grants will be determined by the Plan Administrator at its sole discretion and need not have a fair market value equivalent to such foregone compensation or options. Restricted shares, share rights and share units may be awarded in tandem with option grants, so that a portion of such award becomes payable or vests only if and to the extent that the tandem options are not exercised or are surrendered for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock.

    In addition, the Plan Administrator may provide participants in the Share Rights Program with an election to receive a percentage of the total value of the Common Stock subject to their restricted shares or share rights in the form of a cash payment, subject to such terms and conditions determined by the Plan Administrator.

    The Plan Administrator will have the discretionary authority at any time to accelerate the vesting of any Share Awards outstanding under the 1994 Plan.

                         AUTOMATIC OPTION GRANT PROGRAM

    AUTOMATIC GRANTS. Non-employee Board members will receive option grants under this program as follows:

    - each non-employee Board member who was first elected or appointed to the Board before January 1, 1993 automatically received an option for 7,260 shares on June 1, 1994;

    - each non-employee Board member who was first elected or appointed to the Board on or after January 1, 1993 and before January 1, 1994 automatically received an option grant for 6,600 shares on June 1, 1994; and

    - each non-employee Board member who is first elected or appointed to the Board on or after January 1, 1994 will automatically receive an option grant for 6,000 shares on the first trading day in June following his or her initial election or appointment at any time on or after June 1, 1994. However, any non-employee Board member who is first elected or appointed as such between June 1 and December 31 of any year beginning with the 1994 calendar year (and who is not already serving on the Board at that time) will receive an automatic option grant on the date of such initial election or appointment for the number of shares he or she would have received on the first trading day in June of that year had she or she then been eligible.

    In addition, on the anniversary of each Board member's initial automatic option grant on the first trading day in June (or between June 1 and December 31, as applicable), each such continuing non-employee Board member will automatically receive an additional nonstatutory option for that number of shares equal to 110% of the number of shares he or she received under the previous year's automatic option grant.

    TERMS. Each automatic option grant to the non-employee Board members will have an exercise price per share equal to 100% of the fair market value per share of Common Stock on the option grant date. The options will have a maximum term of ten (10) years measured from the grant date, subject to earlier termination at the end of the three (3)-month period measured from the date of the optionee's cessation of Board service for any reason other than his or her disability or death, and the end of the twelve (12)-month period measured from such date in the event the optionee's service terminates by reason of his or her disability or death. Each automatic option grant will become fully exercisable for vested shares on the first anniversary of the option grant date and will remain exercisable until the earlier to occur of (i) the expiration of the option term or (ii) the termination of the option in connection with the optionee's termination of service or an acquisition of the Company.

                            GENERAL PLAN PROVISIONS

ACCELERATION

    In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant and Automatic Option Grant Programs which is not to be assumed by the successor corporation or replaced with a comparable option to purchase shares of the capital stock of the successor corporation will automatically accelerate in full and become exercisable for fully-vested shares of Common Stock prior to the consummation of such transaction. In addition, all unvested restricted shares issued under the Share Award Program will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation, and unvested share rights and share units awarded under the Stock Award Program will immediately vest in full.

    The acceleration of vesting upon a change in the ownership of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

FINANCIAL ASSISTANCE

    The Plan Administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options or the purchase of shares under the Discretionary Option Grant or Share Award Program. The Plan Administrator will have complete discretion to determine the terms of any such financial assistance. However, the maximum amount of financing provided any individual may not exceed the cash consideration payable for the issued shares plus all applicable taxes. Any such financing may be subject to forgiveness in whole or in part, at the discretion of the Plan Administrator, over the participant's period of service.

SPECIAL TAX ELECTION

    The Plan Administrator may provide one or more holders of options or unvested shares with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the tax liability incurred by such individuals in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such tax liability.

STOCK AWARDS

    The table below shows, as to each of the Company's executive officers named in the Summary Compensation Table and the various indicated individuals and groups, the number of shares of Common

Stock subject to options granted under the 1994 Plan between January 1, 1995 and December 31, 1997, together with the weighted average exercise price payable per share.

                              OPTION TRANSACTIONS

                                                                               NUMBER OF SHARES   WEIGHTED AVERAGE
                                                                                  UNDERLYING      EXERCISE PRICE OF
NAME                                                                            OPTIONS GRANTED    OPTIONS GRANTED
-----------------------------------------------------------------------------  -----------------  -----------------
Gregory B. Lawless...........................................................         294,100         $   13.40

Gary W. Cleary...............................................................         141,225         $   12.20

John C. Hodgman..............................................................         191,930         $   14.56

Neil R. Ackerman.............................................................         175,860         $   12.91

Alan F. Russell..............................................................         174,030         $   13.41

All executive officers as a group (8 persons)................................       1,327,102         $   13.73

Non-Employee Directors as a Group (4 persons)................................         103,336         $   14.69

All Employees, including officers who are not executive officers, as a Group
  (155 persons)..............................................................       1,061,549         $   14.96

    As of December 31, 1997, options covering 3,267,342 shares of Common Stock were outstanding under the 1994 Plan and 2,073,670 shares have been issued under the 1994 Plan. No restricted share issuances, share rights awards or share unit awards have been made under the 1994 Plan.

AMENDMENT AND TERMINATION

    The Board may amend or modify the 1994 Plan in any or all respects whatsoever, subject to any required stockholder approval. The Board may terminate the 1994 Plan at any time, and the 1994 Plan will in all events terminate on January 1, 2004.

NEW PLAN BENEFITS

    As of March 13, 1998, no option grants or share awards have been made under the 1994 Plan on the basis of the 2,000,000-share increase for which stockholder approval is sought as part of this Proposal.

                        FEDERAL INCOME TAX CONSEQUENCES

OPTION GRANTS

    Options granted under the 1994 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

    INCENTIVE OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two (2) years after the option grant date and more than one
(1) year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

    Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date, over
(ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

    If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

    NON-STATUTORY OPTIONS. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

    If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

    The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

SHARE AWARDS

    An award holder who is granted share rights under the 1994 Plan will recognize no taxable income by reason of such grant. However, when the underlying shares vest and the rights are exercised, the award holder would recognize ordinary income equal to the fair market value on the date of issuance of the shares less any consideration paid by the award holder. Any gain or loss recognized upon the subsequent disposition of the issued shares will normally be a capital gain or loss. The gain or loss will be long-term if the shares are held for more than one year. Any cash dividend equivalent paid to holders of share rights is ordinary income. The Company will be entitled to deduct from its taxable income an amount equal to the award holder's ordinary income recognized pursuant to the issuance of shares under the award, in the year recognized by the award holder.

    An award holder who has been granted a share unit award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at such time. Whether a share unit award is paid in cash or shares of Common Stock, the award holder will have ordinary income and the Company will have a corresponding deduction when the award is paid. The measure of such income and deduction will be the fair market value of the shares at the time the share unit award is paid out.

STOCK APPRECIATION RIGHTS

    An optionee who is granted a stock appreciation right in connection with his or her option grants will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to such distribution for the taxable year in which the ordinary income is recognized by the optionee.

RESTRICTED SHARE ISSUANCE

    The tax principles applicable to restricted share issuances under the 1994 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options granted with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Code Section 162(m).

ACCOUNTING TREATMENT

    Option grants or stock issuances with exercise or issue prices less than the fair market value of the underlying shares on the grant or issue date will result in a direct compensation expense to the Company's earnings equal to the difference between the exercise or issue price and the fair market value of the shares on the grant or issue date. Such expense will be accruable by the Company over the period that the option shares or issued shares are to vest. Option grants or stock issuances at 100% of fair market value will not result in any direct charge to the Company's earnings. However, the fair value of those options is required to be disclosed in the notes to the Company's financial statements, and the Company must also disclose, in footnotes to the Company's financial statements, the pro-forma impact those options would have upon the Company's reported earnings were the value of those options at the time of grant treated as compensation expense. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

    Should one or more optionees be granted stock appreciation rights or share unit awards (with a cash payout) which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense to the Company's earnings.

                              STOCKHOLDER APPROVAL

    The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the 1998 Annual Meeting is required for approval of the amendment to 1994 Plan. Should such stockholder approval not be obtained, then the 2,000,000-share increase to the authorized share reserve under the 1994 Plan will not be implemented and any options or share awards granted on the basis of that increase will immediately terminate without becoming exercisable for the shares of Common Stock or other consideration subject to those options and awards, and no additional options or share awards will be granted on the basis of such share increase. The 1994 Plan will, however, continue to remain in effect, and option grants and share awards may continue to be made pursuant to the provisions of the 1994 Plan in effect prior to the amendments summarized in this Proposal Three, until the available reserve of Common Stock as last approved by the stockholders has been issued pursuant to the exercise of options granted or share awards made under the 1994 Plan.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE 1994 PLAN.

                    PROPOSAL FOUR--APPROVAL OF AMENDMENTS TO
            THE COMPANY'S AMENDED 1991 EMPLOYEE STOCK PURCHASE PLAN

GENERAL

    At the 1998 Annual Meeting, the stockholders are also being asked to approve an amendment to the Company's Amended 1991 Employee Stock Purchase Plan (the "Purchase Plan") which will increase the number of shares of Common Stock issuable thereunder by an additional 350,000 shares. The proposed share increase will allow the Company to maintain a sufficient share reserve to provide the Company's employees with the continuing opportunity to acquire an equity interest in the Company through a payroll-deduction based stock purchase program.

    The Purchase Plan was initially adopted by the Board in August 1991 and was approved by the stockholders at the May 12, 1992 Annual Meeting. The Purchase Plan has subsequently been amended on several occasions to increase the number of issuable shares and to make certain other changes to the Purchase Plan, and each such amendment has been approved by the stockholders. The current share increase was approved by the Board on February 24, 1998. The Purchase Plan is intended to meet the requirements of an "employee stock purchase plan," as defined in Section 423 of the Internal Revenue Code (the "Code").

    The following is a summary of the principal features of the Purchase Plan. The summary, however, does not purport to be a complete description of all the provisions of the Purchase Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's principal offices in Redwood City, California.

SHARE RESERVE

    A total of 925,000 shares of Common Stock have been reserved for issuance to date under the Purchase Plan, assuming approval by the stockholders of the 350,000-share increase which is the subject of this Proposal Four.

    In the event that any change is made to the outstanding shares of Common Stock by reason of any recapitalization, reincorporation, stock split, stock dividend or other change in corporate structure without the Company's receipt of consideration, appropriate adjustments will be made to (i) the number and/or class of securities issuable under the Purchase Plan, (ii) the maximum number and/or class of securities purchasable per participant per offering period and
(iii) the number and/or class of securities subject to each outstanding purchase right and the purchase price payable per share.

ADMINISTRATION

    The Purchase Plan is currently administered by the Compensation Committee of the Board (the "Plan Administrator") and, in such capacity, the Plan Administrator has full authority to adopt administrative rules and procedures and to interpret the provisions of the Purchase Plan. All costs and expenses incurred in administration of the Purchase Plan will be paid by the Company without charge to participants. Day to day administration of the Purchase Plan is the responsibility of Company management.

ELIGIBILITY

    Generally, any employee of a Participating Company who is employed by such Participating Company at the beginning of an offering period will be eligible to participate in the Purchase Plan for as long as he or she remains an eligible employee.

    As of December 31, 1997, approximately 163 employees (including officers and employee directors), were eligible to participate in the Plan.

OFFERING PERIODS; PURCHASE RIGHTS

    The Plan is implemented for consecutive and overlapping offering periods of a duration determined by the Plan Administrator. In the absence of express action by the Plan Administrator, each of two offering periods will begin on April 1 and October 1, respectively, and last for a period of twenty-four (24) months each. The first offering period commenced on October 1, 1991 and concluded on March 31, 1992, and subsequent offering periods have been implemented since April 1, 1992 and October 1, 1992. No offering period may exceed a period of twenty-four (24) months.

    Each participant will have a separate purchase right for each offering period in which he or she participates. Offering periods are each divided into four six-month purchase periods, and the participant's purchase right will be granted on the first day of the offering period and automatically exercised in successive installments on the last day of each such semi-annual purchase period. Each purchase right entitles the participant to purchase the whole number of shares of Common Stock obtained by dividing the participant's payroll deductions for each purchase period by the purchase price in effect for that period.

    A participant may not participate in overlapping offering periods concurrently. The Plan Administrator may, in its discretion, make changes in the offering periods and purchase periods.

    If the fair market value of the Common Stock on the exercise date at the end of the purchase period is lower than the fair market value on the first day of the offering period, then all participants in such offering period will be automatically withdrawn from such offering period immediately after the exercise of their purchase rights on that purchase date and will be automatically re-enrolled on the start date of the next offering period.

PURCHASE PRICE

    The purchase price per share under the Plan is a designated percentage of the lower of (i) the fair market value of a share of Common Stock on the first day of the applicable offering period or (ii) the fair market value of a share of Common Stock on the exercise date occurring on the last day of the applicable six-month purchase period. The designated percentage is equal to 85%, unless determined otherwise by the Plan Administrator, but shall in no event be less than 85%.

    The fair market value of the Common Stock on a given date is the closing selling price of the Company's Common Stock, as reported on the Nasdaq National Market. On December 31, 1997, the fair market value of the Common Stock was $19.875 per share.

PAYROLL DEDUCTIONS

    Each participant may authorize his or her payroll deductions for the purchase of Common Stock under the Purchase Plan in any multiple of one percent (1%), up to a maximum of fifteen percent (15%), of his or her total cash compensation from the Company. On the last day of each offering period, the payroll deductions of each participant will be automatically applied to exercise the option and the purchase of whole shares of Common Stock at the purchase price in effect for such offering period.

SPECIAL LIMITATIONS

    The Purchase Plan imposes certain limitations upon a participant's rights to acquire Common Stock, as follows:

    - Purchase rights may not be granted to any individual who owns stock (including stock purchasable under any outstanding options) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

    - The purchase right granted to a participant may not permit such individual to purchase Common Stock at a rate in excess of $25,000 worth of Common Stock (valued at the time each option is granted) for each calendar year the option remains outstanding at any time.

    - A participant's payroll deductions under the Purchase Plan may not exceed $21,250 for any calendar year.

CESSATION OF PARTICIPATION

    All payroll deductions will cease upon the participant's election to withdraw from the Purchase Plan. A participant's accumulated payroll deductions for a particular offering period will be refunded if he or she withdraws from that offering. A participant who withdraws from an offering period may not rejoin that offering period at a later date and must wait until the start of a new offering period to rejoin the Purchase Plan.

    An individual will also cease participation in the Purchase Plan upon his or her cessation of employment or, under certain circumstances, upon his or her commencement of leave of absence. In such event, his or her outstanding option under the Purchase Plan will terminate, and any payroll deductions which the participant may have made with respect to the terminated option will be refunded.

    In addition, the Company may terminate the Purchase Plan at any time, to be effective immediately following the last day of the then current offering period.

AMENDMENT AND TERMINATION

    The Board may, at any time, amend or terminate the Plan, provided that, with certain exceptions, no amendment or termination may adversely affect outstanding purchase rights, except that an outstanding right may be terminated as of the end of a purchase period. Without the approval of the stockholders, no modification or amendment may be made which in the Plan Administrator's judgment constitutes a change which would require stockholder approval under applicable law or regulation.

CORPORATE TRANSACTIONS

    In the event of a sale of all or substantially all of the assets of the Company or a merger of the Company with or into another corporation, the employee's rights may be satisfied by assumption of the Company's obligations by such acquiring or successor corporation. Alternatively, the Board may, upon ten
(10) days' prior notice, shorten the offering period then in progress by setting a new date for the end of such offering period. In the event of a liquidation or dissolution of the Company, an employee's participation in the Plan will be terminated immediately before consummation of such event unless otherwise provided by the Board.

STOCKHOLDER RIGHTS

    No participant will have any stockholder rights with respect to the shares covered by his or her options until the shares are actually purchased on the participant's behalf and the share certificates for the purchased shares are issued. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

ASSIGNABILITY

    Purchase rights will not be assignable or transferable by the participant, except by will or the laws of inheritance following the participant's death. Each option will, during the lifetime of the participant, be exercisable only by the participant.

FEDERAL TAX CONSEQUENCES

    The Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be reportable by a participant, and no deductions will be allowable to the Company, by reason of the grant or exercise of the options issued thereunder. Taxable income will not be recognized until there is a sale or other disposition of the shares of Common Stock acquired under the Purchase Plan or the participant dies while still owning the purchased shares.

    If the participant sells or otherwise disposes of the purchased shares within two (2) years after the commencement date of the offering period during which those shares were purchased, the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares. If the participant sells or disposes of the purchased shares more than two (2) years after the commencement date of the offering period in which those shares were purchased, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) 15% of the fair market value of the shares on the commencement date of such offering period. Any additional gain upon the sale or disposition will be taxed as a long-term capital gain.

    If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) 15% of the fair market value of the shares on the commencement date of the offering period during which those shares were purchased will constitute ordinary income in the year of death.

    If the purchased shares are sold or otherwise disposed of within two (2) years after the commencement date of the offering period during which those shares were purchased, then the Company will be entitled to an income tax deduction in the year of sale or disposition equal to the amount of ordinary income recognized by the participant as a result of such sale or disposition. In all other cases, no deduction will be allowed.

ACCOUNTING TREATMENT

    Under present accounting principles, the issuance of Common Stock under the Purchase Plan will not result in a direct compensation expense to the Company's reported earnings. However, the Company must disclose, in the footnotes to the Company's financial statements, the pro-forma impact the options granted under the Purchase Plan would have upon the Company's reported earnings were the value of those options at the time of grant treated as compensation expense.

STOCK AWARDS

    The table on the following page shows, as to each of the executive officers named in the Summary Compensation Table and the various indicated groups, the following information with respect to Purchase Plan transactions effected during the period from January 1, 1995 to December 31, 1997: (i) the number of shares of Common Stock purchased under the Purchase Plan during that period and (ii) the weighted average purchase price paid per share of Common Stock in connection with such purchases.

                           PURCHASE PLAN TRANSACTIONS

                                                                       NUMBER OF SHARES            AVERAGE
                                                                      UNDERLYING PURCHASE     EXERCISE PRICE OF
NAME                                                                    RIGHTS GRANTED     PURCHASE RIGHTS GRANTED
--------------------------------------------------------------------  -------------------  -----------------------
Gregory B. Lawless..................................................           7,038              $    9.05

Gary W. Cleary......................................................           3,352              $   12.67

John C. Hodgman.....................................................           8,982              $    7.10

Neil R. Ackerman....................................................           9,013              $    7.10

Alan F. Russell.....................................................           7,075              $    9.04

All executive officers as a group (8 persons).......................          50,350              $    8.63

Non-employee directors as a group (4 persons).......................          --                     --

All employees, including officers who are not executive officers, as
  a group (155 persons).............................................         111,306              $    8.72

NEW PLAN BENEFITS

    As of March 13, 1997, no purchase rights had been granted and no shares of Common Stock had been issued on the basis of the 350,000 share increase for which stockholder approval is sought under this Proposal Three.

STOCKHOLDER APPROVAL

    The affirmative vote of a majority of the Company's voting stock present or represented and entitled to vote at the Meeting is required for approval of the amendment increasing the share reserve under the Purchase Plan. If such approval is not obtained, then the share increase to the Purchase Plan will not become effective, and the Purchase Plan will terminate once the balance of the share reserve as last approved by the stockholders has been issued under the Purchase Plan.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THIS PROPOSAL.

              PROPOSAL FIVE--RATIFICATION OF INDEPENDENT AUDITORS

    The Board of Directors has appointed the firm of Ernst & Young LLP, independent auditors for the Company during fiscal year 1997, to serve in the same capacity for the year ending December 31, 1998, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of Ernst & Young LLP.

    In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

    Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

    THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 13, 1998 for (i) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) the Chief Executive Officer of the Company; (iii) each of the four other most highly compensated executive officers of the Company (determined at fiscal year-end 1997); (iv) each director of the Company and nominee who owns Common Stock; and (v) all directors and executive officers as a group:

                                                                                        NUMBER OF
                                                                                         SHARES
                                                                                       BENEFICIALLY   APPROXIMATE
NAME                                                                                    OWNED(1)     PERCENT OWNED
-------------------------------------------------------------------------------------  -----------  ---------------
Amerindo Investment Advisors, Inc.(2)................................................   3,641,000          18.89%
  388 Market Street, Suite 950
  San Francisco, CA 94111

Arnold H. Snider(3)..................................................................   1,170,000           5.80%
  Deerfield Management
  450 Lexington Avenue, #1450
  New York, NY 10017

Neil R. Ackerman(4)..................................................................     130,134              *

Frank T. Cary(5).....................................................................      51,631              *

Gary W. Cleary(6)....................................................................     825,627           4.28%
  Cygnus, Inc.
  400 Penobscot Drive
  Redwood City, CA 94063

John C. Hodgman(7)...................................................................     132,389              *

Gregory B. Lawless(8)................................................................     774,362           4.02%

Andre F. Marion(9)...................................................................      22,846              *

Richard G. Rogers(10)................................................................      13,426              *

Alan F. Russell(11)..................................................................     215,999           1.12%

Walter B. Wriston(12)................................................................      36,831              *

All executive officers and directors as a group (12 persons)(13).....................   2,452,178          12.72%

------------------------

*   Less than 1%

 (1) Except as indicated in the footnotes to this table, the stockholders named in the table are known to the Company to have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

 (2) Information as of December 31, 1997, per Schedule 13G filed pursuant to Rule 13d-1(b) or 13d-2(b) of the Securities Exchange Act of 1934, as amended.

 (3) Information as of February 10, 1998, pursuant to a Schedule 13D filed with the Securities and Exchange Commission. Includes 1,020,800 shares held by Deerfield Capital, L.P. and 139,200 shares held by Deerfield Management Company. Mr. Snider is the sole shareholder, president and director of Snider Capital Corp., which serves as the general partner of Deerfield Capital, L.P. Mr. Snider is also the sole shareholder, president and director of Snider Management Corporation, which serves as the general partner of Deerfield Management Company.

 (4) Includes options to purchase 124,691 shares exercisable within 60 days of March 13, 1998.

 (5) Includes options to purchase 22,771 shares exercisable within 60 days of March 13, 1998.

 (6) Includes options to purchase 126,191 shares exercisable within 60 days of March 13, 1998. Excludes approximately 32,000 shares previously owned by Dr. Cleary which were transferred to irrevocable trusts for the benefit of Dr. Cleary's two children. Dr. Cleary disclaims beneficial ownership of these shares and has no rights, benefits of ownership or authority over such trusts. Dr. Cleary also disclaims beneficial ownership of any shares held by Margaret Cleary.

 (7) Includes options to purchase 123,407 shares exercisable within 60 days of March 13, 1998.

 (8) Includes options to purchase 726,969 shares exercisable within 60 days of March 13, 1998.

 (9) Includes options to purchase 21,846 shares exercisable within 60 days of March 13, 1998.

(10) Includes options to purchase 8,785 shares exercisable within 60 days of March 13, 1998. Excludes shares previously held by Mr. Rogers, but subsequently transferred to an irrevocable trust for the benefit of his grandchildren. Mr. Rogers disclaims beneficial ownership of such shares and has no rights, benefits of ownership or authority over the trust.

(11) Includes options to purchase 213,376 shares exercisable within 60 days of March 13, 1998.

(12) Includes options to purchase 36,631 shares exercisable within 60 days of March 13, 1998.

(13) Includes officers' and directors' shares listed above; also includes 248,933 shares held directly or beneficially owned by three officers of the Company not listed above, including options to purchase 226,202 shares exercisable within 60 days of March 13, 1998.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table provides certain summary information concerning compensation paid or accrued by the Company to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (determined as of December 31, 1997) (hereinafter referred to as the "named executive officers") for the fiscal years ended December 31, 1997, 1996 and 1995:

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                                                       COMPENSATION AWARDS
                                               ANNUAL COMPENSATION         -------------------------------------------
                                        ---------------------------------    RESTRICTED     SECURITIES     ALL OTHER
                                                                 BONUS      STOCK AWARDS    UNDERLYING   COMPENSATION
NAME AND PRINCIPAL POSITION               YEAR     SALARY ($)    ($)(1)          ($)        OPTIONS(#)        ($)
--------------------------------------  ---------  ----------  ----------  ---------------  -----------  -------------
Gregory B. Lawless ...................       1997  $  347,402  $  260,439        --            205,000    $    34,077(2)
President and Chief                          1996     305,000     259,250        --             26,000         14,143(2)
Executive Officer                            1995     279,231     195,500        --             63,100         14,143(2)

Gary W. Cleary .......................       1997  $  246,930  $  105,439        --             80,000        --
Chairman of the Board                        1996     236,853     108,000        --             10,500        --
and Chief Technical                          1995     229,308      44,850        --             50,725        --
Officer

John C. Hodgman ......................       1997  $  193,771  $  130,020        --            105,600        --
President, Cygnus Diagnostics, Chief         1996     182,146     118,500        --             45,400    $    47,262(3)
Financial Officer (and Principal             1995     157,987      63,500        --             40,930        122,912(3)
Accounting Officer)

Neil R. Ackerman .....................       1997  $  205,115  $  100,096        --            107,400        --
Senior Vice President--                      1996     193,555     125,900        --             17,600        --
Research and Development                     1995     189,483      76,300        --             50,860        --

Alan F. Russell ......................       1997  $  208,074  $   65,000        --            107,900        --
Senior Vice President--                      1996     196,105     127,500        --             22,700        --
Scientific Affairs                           1995     190,353     109,500        --             43,430        --

------------------------

(1) Represents amounts which were accrued in the indicated year under the Company's employee bonus plan in which all employees of the Company participate.

(2) Represents premiums paid for term life insurance.

(3) Represents payment of relocation expenses for Mr. Hodgman. Mr. Hodgman joined the Company on August 1, 1994.

STOCK OPTIONS

    The following table sets forth information concerning the grant of stock options in fiscal year 1997 under the Company's 1994 Stock Option/Award Plan (the "Plan" or the "Stock Plan") to each of the named executive officers. No stock appreciation rights were granted to the named executive officers during such fiscal year:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                     INDIVIDUAL GRANTS
                                ----------------------------
                                 NUMBER OF                                                POTENTIAL REALIZABLE VALUE ($)
                                SECURITIES     PERCENT OF                                   AT ASSUMED ANNUAL RATES OF
                                UNDERLYING    TOTAL OPTIONS                                  STOCK PRICE APPRECIATION
                                  OPTIONS      GRANTED TO     EXERCISE OR                       FOR OPTION TERM (1)
                                  GRANTED       EMPLOYEES     BASE PRICE   EXPIRATION  -------------------------------------
NAME                              (#)(2)     IN FISCAL YEAR    ($/SH)(3)      DATE        0%           5%           10%
------------------------------  -----------  ---------------  -----------  ----------     ---     ------------  ------------
Gregory B. Lawless............      55,000           4.09%     $ 14.2500    2/12/07       --      $    492,896  $  1,249,096
                                   150,000          11.15%       14.5000    6/11/07       --         1,367,846     3,466,390

Gary W. Cleary................      30,000           2.23%     $ 14.2500    2/12/07       --      $    268,852  $    681,325
                                    50,000           3.72%       14.5000    6/11/07       --           455,949     1,155,463

John C. Hodgman...............      30,600           2.27%     $ 14.2500    2/12/07       --      $    274,230  $    694,951
                                    75,000           5.57%       14.5000    6/11/07       --           683,923     1,733,195

Neil R. Ackerman..............      32,400           2.41%     $ 14.2500    2/12/07       --      $    290,361  $    735,831
                                    75,000           5.57%       14.5000    6/11/07       --           683,923     1,733,195

Alan F. Russell...............      32,900           2.44%     $ 14.2500    2/12/07       --      $    294,842  $    747,186
                                    75,000           5.57%       14.5000    6/11/07       --           683,923     1,733,195

------------------------

(1) Potential realizable value is based on an assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the 10-year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.

(2) Except with respect to the options granted to Dr. Lawless, all options become vested and exercisable for (i) 25% of the underlying shares on the first anniversary of the grant date and (ii) for the balance of the shares in a series of 36 successive equal monthly installments over the optionee's 36-month period of service thereafter. The option granted to Dr. Lawless becomes vested and exercisable in a series of 48 successive equal monthly installments over Dr. Lawless's 48-month period of service measured from the option grant date. Each such option has a term of ten (10) years measured from the grant date. In the event the Company is acquired by merger or asset sale, then each option which is not to be assumed by the successor corporation or replaced with a comparable option will immediately become exercisable for fully-vested shares of Common Stock in connection with the acquisition. All such accelerated options will then terminate upon consummation of the acquisition. If assumed, the options will be appropriately adjusted.

(3) The exercise price may be paid in (i) cash, (ii) shares of Common Stock held for the requisite period to avoid a charge to the Company's earnings for financial reporting purposes, (iii) through a same-day sale program or (iv) subject to the discretion of the Plan Administrator, by delivery of a full-recourse, secured promissory note payable to the Company. However, since the inception of the Plan, payments for shares of Common Stock acquired pursuant to the exercise of options have been made only in cash.

    The following table sets forth information with respect to the named executive officers concerning exercise of options during the 1997 fiscal year and unexercised options held as of the end of that fiscal year. No stock appreciation rights were exercised by such named executive officers during such fiscal year and no stock appreciation rights were held by them at the end of such fiscal year.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                            NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                  SHARES                   UNDERLYING UNEXERCISED            IN-THE-MONEY
                                 ACQUIRED      VALUE        OPTIONS AT FY-END(#)       OPTIONS AT FY-END($)(2)
                                ON EXERCISE   REALIZED   --------------------------  ----------------------------
NAME                                (#)        ($)(1)    EXERCISABLE  UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------------  -----------  ----------  -----------  -------------  -------------  -------------
Gregory B. Lawless............           0   $        0     681,250        239,280   $  13,292,241   $ 4,486,543

Gary W. Cleary................           0            0     109,927         99,941       2,084,808     1,877,631

John C Hodgman................       7,305       61,492     101,583        153,042       1,586,601     2,571,746

Neil R. Ackerman..............      27,715      382,910     100,301        137,844       1,825,877     2,557,455

Alan F. Russell...............      25,000      382,719     192,096        141,021       3,601,728     2,567,810

------------------------

(1) Market value on the date of exercise, less option exercise price.

(2) Market value of shares covered by in-the-money options on December 31, 1997 ($19.875), less the option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

EMPLOYMENT AND CHANGE IN CONTROL CONTRACTS

    The Company has entered into an Amended and Restated Employment Agreement (the "Amended Agreement") dated as of January 29, 1996, with Gregory B. Lawless, Ph.D., which expires on January 29, 2000, and provides for the payment to Dr. Lawless of an annual salary, subject to annual increase (but not decrease) at the discretion of the Board of Directors. Dr. Lawless' base salary for 1998 has been set at $374,286. The Amended Agreement also provides for an annual bonus (to be determined by the Compensation Committee of the Board of Directors pursuant to the company-wide incentive bonus plan) under which Dr. Lawless is eligible to receive up to 100% of his annual base salary. The Amended Agreement also provides that Dr. Lawless will be reimbursed for reasonable costs incurred by him attributable to his automobile operating and cellular expenses and life, disability and other insurance premiums. If the Company terminates Dr. Lawless' employment without cause during the term of the agreement, or, if certain changes are made with respect to Dr. Lawless' responsibilities or the location of his employment (which by their happening may have the effect of terminating the agreement), Dr. Lawless will be entitled to receive on the Company's normal payroll schedule his then effective base annual salary, plus an amount equal to all bonus compensation paid to him for the full calendar year preceding the date of termination, for a period of twelve months following termination or until he obtains comparable employment elsewhere. Additionally, all unvested options held by him will immediately vest. The Amended Agreement may be terminated at any time "for cause" without penalty.

    The Company has also entered into an employment agreement with Alan F. Russell, Ph.D. providing for the payment to Dr. Russell of a base salary of at least $160,000 per annum. The base salary may be increased and Dr. Russell may, in certain circumstances, receive bonuses in accordance with the Company's compensation policies. If the Company terminates Dr. Russell's agreement without cause, Dr. Russell will be entitled to receive a lump sum payment equal to one year's base salary within 30 days of the termination; otherwise Dr. Russell's agreement may be terminated "for cause" at any time without penalty under the agreement.

    The Company has also entered into agreements with all of its executive officers relating to a change in control of the Company. The agreements generally provide that if, within 24 months after a change in control of the Company, employment with the Company is terminated by the Company other than for cause, disability or retirement or by the officer for good reason, then as severance pay the Company shall pay such officer one times his annual base salary plus bonus. In addition, the vesting schedule of any stock option granted to such officer is accelerated by 12 months. The agreements continue until December 31, 1999 and are automatically renewed thereafter for additional one year periods unless either party provides the other notice of non-renewal. In addition, the agreements continue in effect for 24 months beyond the term provided if a change in control of the Company occurs during the term of the agreement.

                         COMPENSATION COMMITTEE REPORT

GENERAL

    Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report and the Performance Graph which follows shall not be deemed to be incorporated by reference into any such filing.

    The Compensation Committee of the Board of Directors (the "Committee") exercises broad oversight responsibilities regarding executive compensation and determines the total compensation of executive officers. The Committee is composed exclusively of independent, non-employee directors who are not eligible to participate in any of the Company's executive compensation programs. The Committee sets the base salary of the Company's executive officers and administers the Company's stock option plan under which stock option grants may be made to executive officers and other employees. In addition, the Committee administers the Company's Incentive Bonus Plan under which the Company's executive officers and other employees may receive a bonus based upon the accomplishment of corporate goals as well as individual performance, and considers and approves management succession for all of the Company's officers.

    The fundamental policy of the Committee is to attract and retain individuals of high caliber to serve as executive officers of the Company, to motivate their performance in the achievement of aggressive business plans, to achieve the Company's strategic objectives and to align the interests of executive officers with the long-term interest of stockholders by optimizing stockholder value in a rapidly changing health care environment. Because the Company's underlying philosophy is "pay-for-performance," each executive's total compensation is based on the overall performance of the Company and the executive as an individual. Accordingly, each executive officer's compensation package is comprised of three components: (i) base salary, which reflects individual performance and is designed primarily to be competitive with the base salary levels of other companies within the industry of comparable size to the Company;
(ii) annual variable bonus awards, payable in cash, which are tied to the achievement of the Company's performance goals established and approved by the Board of Directors (as described more fully in the section entitled "Annual Incentive Compensation" herein); and (iii) performance-based stock options, which align and strengthen the mutuality of interests between the executive officers and stockholders.

    In designing and administering its executive compensation program, the Company attempts to strike an appropriate balance among these various elements, each of which is discussed in greater detail below.

FACTORS

    The process involved and the factors considered in the executive compensation determination for fiscal year 1997 are summarized below. It is expected that this process will remain the same in fiscal year 1998. However, the Committee may, at its discretion, apply a different set of factors in setting executive compensation in the future in order to further enhance the basic concept of "pay-for-performance."

SALARY LEVELS

    In establishing the base salary level for each executive officer, the Committee considers executive compensation data compiled from surveys of biotechnology, pharmaceutical and high technology companies. The Company identifies and the Committee selects comparative companies on the basis of a number of factors, such as their size and organizational complexity, the nature of their business, the geographic regions in which they operate, the structure of their compensation programs (including the extent to which they rely on bonuses and other "at risk" forms of compensation) and the availability of compensation information. The companies with whom Cygnus compares its compensation practices are not necessarily those included in the indexes used to compare stockholder return in the Stock Performance Chart. The Company's Human Resources Department, in an effort to obtain a broad base of data, participates in a number of compensation surveys and obtains commercially available survey data. This information is supplemented with data from independent consulting firms and information from proxy statements of comparative companies. The Company's salary program is designed to reward individual performance within the context of the Company's overall performance. Using survey data as a starting point, the Committee takes into account the performance of each officer based on the achievement of specific performance objectives. Other factors considered in the review include the executive's experience and adherence to the Company's core values. Annual performance reviews and formal merit increase guidelines determine individual salary adjustments.

ANNUAL INCENTIVE COMPENSATION

    The incentive bonus plan is designed to reward employees for their contributions to corporate and individual objectives. The Committee's philosophy is that increasing portions of compensation should be "at risk" for those employees with greater influence on stockholder value. Therefore, different percentages are applicable to individual employees based on level of responsibility and performance. Each eligible employee's bonus reward is expressed as a percentage of the participant's December 31 base salary earnings for the plan year. Executive officers participate with all other employees in the Company's incentive bonus plan, under which a cash bonus can be awarded annually depending upon the executive's individual performance, and the achievement of the Company's performance goals, which are based on profit and loss targets, revenue targets, control of expenses, product development milestones and new partnership agreements. Each of the Company's goals is weighted to reflect its relative importance. The Company guidelines are established at the beginning of the year by executive management and approved by the Committee and the Board of Directors. The incentive plan begins funding when overall Company performance reaches the budgeted level. Awards are driven by a combination of Company and individual performance. If overall Company performance falls short of the budgeted performance level, the plan is not funded and a bonus award is not made, regardless of individual achievement. Information regarding Company performance (or summaries thereof) is considered by the Committee in a subjective evaluation of overall performance of the Company and the executive officers for purposes of determining actual bonus levels. Based upon 1997 Company performance, the Compensation Committee determined to award a bonus payment which was paid in March 1998. It is anticipated that for the fiscal year 1998, the Company's Incentive Bonus Plan for executive officers and all other employees will continue to provide for performance-based bonus amounts equal to a certain percentage of the employee's annual base salary earnings.

TOTAL ANNUAL CASH COMPENSATION (BASE SALARY PLUS BONUS)

    Total cash compensation is targeted competitively to be at the 50th percentile of the comparative companies as determined through an analysis of survey and proxy data. This "total cash" position is achieved through a combination of base salary and bonus when the Company goals are achieved at the "budgeted" level. Top-quartile compensation can be obtained only if business results significantly exceed the budgeted level of performance.

LONG-TERM INCENTIVE COMPENSATION

    The Company's primary incentive for long-term performance is the utilization of stock options as a component of a competitive, performance-based compensation program. The Committee continues to believe that stock options that are granted at the current market price, as is required under the Company's stock option plan, are an excellent incentive for management to pursue a long-term strategy that will result in increased stockholder value. The performance stock option grant program is designed to align the interests of the executive officers with those of the Company's stockholders and provide each individual with an incentive to manage the Company from the perspective of stockholders. Stock option grants to executive officers are considered annually and are intended to reflect, as well as reward, the individual's contribution to the achievement of aggressive business goals. Other senior level technical and management employees participate in the option plan based on their performance and level of responsibility. Each option grant allows the executive officer to acquire shares of the Company's Common Stock at the fair market price on the grant date. The option vests over four years and has a term of 10 years from the grant date. These stock options generally vest for 25% of the total number of shares underlying the option on the first anniversary of the grant date and for the balance in equal monthly installments over the next 36-month period of service. Accordingly, the option will provide a return to the executive only if the market price of the underlying share appreciates over the option term and the executive remains employed by the Company.

    The guidelines for stock option grants are reviewed and set periodically based on a comparison to survey data from other pharmaceutical, biotech and high technology companies. In 1997, the Committee considered and approved long-term incentive stock option grants for the plan participants which reflected an assessment of each individual's performance and the individual's impact on overall company performance.

CEO COMPENSATION

    Dr. Lawless' compensation is determined pursuant to the principles noted above and by the terms of his amended and restated employment agreement which was entered into in January 1996. Dr. Lawless' base salary for fiscal year 1997 was $353,100. In determining any increase in Dr. Lawless' salary, the Compensation Committee seeks competitiveness with other companies of comparable size within the industry. In addition, Dr. Lawless is eligible to receive an incentive bonus of up to 100% of his annual base salary dependent on overall Company performance as well as his individual performance. Based upon the Committee's judgment of the overall performance of the Company and Dr. Lawless' individual performance in 1997, he was awarded a bonus of $260,439 which was equal to 75% of his eligible earnings for the fiscal year of 1997. The Committee's favorable evaluation of overall Company performance was based upon the Company's having met certain stated goals and milestones, such as the completion of corporate partnerships and the achievement of certain regulatory and product development milestones and revenue targets. In addition, since the beginning of 1998 Dr. Lawless has been granted options to purchase 50,326 shares of the Company's Common Stock under the terms and conditions of the Company's stock option plan. The exercise price of the options was equal to 100% of the fair market value of the Common Stock on the option grant date.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

    Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The limitation applies only to compensation which is not considered to be performance-based. The non-performance based compensation to be paid to the Company's executive officers for the 1997 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the non-performance based compensation to be paid to the Company's executive officers for fiscal 1998 will exceed that limit. The Company's stock plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under that plan will qualify as performance-based compensation which will not be subject to the $1 million limitation.

    Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has not taken any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this matter should the individual compensation of any executive officer ever approach the $1 million level.

                                          COMPENSATION COMMITTEE

                                          Frank T. Cary (Chairman)
                                          Andre F. Marion
                                          Richard G. Rogers
                                          Walter B. Wriston

                            STOCK PERFORMANCE CHART

    The following graph shows a five-year comparison of cumulative total stockholder returns for the Company, the Nasdaq's U.S. Stock Market Index and the Nasdaq Pharmaceutical Index, based on an assumed $100 invested on December 31, 1993 with immediate reinvestment of dividends.

    The Company does not believe it can reasonably identify a peer group of companies on an index or line-of-business basis for the purpose of developing a comparative performance index. The drug delivery business within the pharmaceutical industry is still in a developing stage. The Nasdaq Pharmaceutical Index includes companies which develop, manufacture and market pharmaceutical products, including biopharmaceutical products, as well as drug delivery companies and, in the opinion of the Company, provides a meaningful index of comparative performance.

    The comparisons in the graph below are based on historical data and are not indicative of, or intended to forecast, the possible future performance of the Company's Common Stock.
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

         COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
Cygnus Stock, NASDAQ's U.S. Stock Market and Pharmaceutical
Indices
Index (12/31/93 = 100.00                                             Cygnus Stock    NASDAQ U.S. Stock Market Index
12/31/93                                                                  $100.00                           $100.00
12/31/94                                                                 $60.0000                          $97.7507
12/31/95                                                                $198.8889                         $138.2443
12/31/96                                                                $128.8889                         $170.0368
12/31/97                                                                $176.6667                         $208.6539

         COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
Cygnus Stock, NASDAQ's U.S. Stock Market and Pharmaceutical
Indices
Index (12/31/93 = 100.00                                               NASDAQ Pharmaceutical Index
12/31/93                                                                                   $100.00
12/31/94                                                                                  $75.2640
12/31/95                                                                                 $137.6865
12/31/96                                                                                 $138.0868
12/31/97                                                                                 $142.6931

                 STOCKHOLDERS PROPOSALS FOR 1999 ANNUAL MEETING

    Proposals to be presented by stockholders of the Company at the 1999 Annual Meeting must be received by the Company at its principal executive office no later than November 18, 1998. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                                 ANNUAL REPORT

    A copy of the Company's Annual Report for the fiscal year ended December 31, 1997 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not proxy soliciting material.

                                   FORM 10-K

    THE COMPANY WILL MAIL WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO CORPORATE MARKETING, CYGNUS, INC., 400 PENOBSCOT DRIVE, REDWOOD CITY, CA 94063.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy will vote the shares represented by proxy as the Board of Directors may recommend or as the proxy holders, acting in their sole discretion, may determine.

                                          By Order of the Board of Directors

                                               [SIGNATURE]

                                          Gregory B. Lawless, Ph.D.
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

Dated: April 13, 1998

                                   APPENDIX A

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  CYGNUS, INC.

    CYGNUS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

    FIRST: The original Certificate of Incorporation of CYGNUS, INC. was filed with the Secretary of State of Delaware on March 15, 1994.

    SECOND: The Amended and Restated Certificate of Incorporation of CYGNUS, INC. has been duly adopted in accordance with the provisions of Sections 245 and 242 of the General Corporation Law of the State of Delaware by the directors of the Corporation and such Amended and Restated Certificate of Incorporation shall be amended and restated to read in full as follows:

                                       1.

    The name of the corporation is CYGNUS, INC. (the "Corporation").

                                       2.

    The address of the Corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, County of Kent and the name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                       3.

    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                       4.

    The Corporation is authorized to issue two classes of shares to be designated respectively Common Stock and Preferred Stock. The total number of shares of all classes of stock which the Corporation has authority to issue is Forty-Five Million (45,000,000) shares, consisting of Forty Million (40,000,000) shares of Common Stock, each having a par value of one-tenth of one cent ($.001) (the "Common Stock") and Five Million (5,000,000) shares of Preferred Stock, each having a par value of one-tenth of one cent ($.001) (the "Preferred Stock").

    As to the Preferred Stock of the Corporation, the Board of Directors shall have the power to issue any additional shares of Preferred Stock from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter from time to time the voting powers and such designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series, or any of them.

    The Board of Directors is further authorized to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issue of shares of such series then outstanding, subject to the limitations and restrictions stated in the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                       5.

    The Corporation is to have perpetual existence.

                                       6.

    The election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                       7.

    The number of directors which constitute the whole Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation. Subject to the rights of the holders of any series of Preferred Stock, no director shall be removed without cause. Subject to any limitations imposed by law, the Board of Directors or any individual director may be removed from office at any time with cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of voting stock of the Corporation entitled to vote at an election of directors.

                                       8.

    In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation. Subject to Section 6.1 of the Bylaws, the Bylaws may also be altered or amended or new Bylaws adopted by the affirmative vote of least two-thirds (2/3) of the combined voting power of all the then-outstanding shares of the Corporation entitled to vote.

                                       9.

    To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

    Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                      10.

    Each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. No stockholder will be permitted to cumulate votes at any election of directors.

    Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes, and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

                                      11.

    Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                      12.

    No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws and no action shall be taken by the stockholders by written consent in lieu of a meeting.

                                      13.

    Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of the capital stock required by law or this Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds (2/3) of the combined voting power of all of the then-outstanding shares of the Corporation entitled to vote shall be required to alter, amend or repeal Articles VI, VII, VIII, IX, X, XI, XII, XIII or any provision thereof.

                                      14.

    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in Article XIII, and all rights conferred upon stockholders herein are granted subject to this reservation.

    The undersigned incorporator hereby acknowledges that the foregoing Certificate of Incorporation is his act and deed and that the facts stated herein are true.

                                          Gregory B. Lawless

                                          PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                          DIRECTOR

Dated:           , 1998

                                   APPENDIX B

                                  CYGNUS, INC.

                          1994 STOCK OPTION\AWARD PLAN

                   (AS AMENDED AND RESTATED FEBRUARY 24, 1998)


I.   PURPOSE

     This Cygnus, Inc. 1994 Stock Option/Award Plan ("Plan") is intended to enable Cygnus, Inc. (the "Company") to attract and retain the following individuals by offering them incentives and rewards, in the form of options, restricted shares, share rights, and share units ("awards") which will encourage them to acquire a proprietary interest in the Company and to continue in the service of the Company or its subsidiaries: (a) employees (including officers and directors) of the Company and its subsidiaries, (b) non-employee members of the Board of Directors of the Company ("Board"), and
(c) consultants and independent contractors who perform valuable services for the Company and its subsidiaries.

     This Plan supersedes the Company's Amended 1986 Stock Option Plan (the "Prior Plan"), effective January 1, 1994.

II.  ADMINISTRATION

     The Plan will be administered by a committee or committees appointed by the Board and consisting of one or more members of the Board. The Board may delegate the responsibility for administration of the Plan with respect to designated classes of award holders to different committees, subject to such limitations as the Board deems appropriate. With respect to any matter, the term "Committee," when used in this Plan, will refer to the committee that has been delegated authority with respect to such matter. Members of a committee will serve for such term as the Board may determine, and will be subject to removal by the Board at any time.

     A. 16(b). The composition of any committee responsible for administration of the Plan with respect to award holders who are subject to the trading restrictions of Section 16(b) of the Securities Exchange Act of 1934 ("1934 Act") with respect to securities of the Company will comply with the applicable requirements of Rule 16b-3 of the Securities and Exchange Commission.

     B. AUTHORITY. Any committee appointed by the Board will have full authority to administer the Plan within the scope of its delegated responsibilities, including authority to interpret and construe any relevant provision of the Plan, to adopt such rules and regulations as it may deem necessary, and to determine the terms and conditions of awards made under the Plan (which need not be identical). Decisions of a committee made within the discretion delegated to it by the Board will be final and binding on all persons who have an interest in the Plan.

III. ELIGIBILITY FOR AWARDS

     A. DISCRETIONARY AWARDS. From time to time the Committee may, in its discretion, select individuals from among the following categories to receive awards under the Plan:

          1. EMPLOYEES. The Committee may select employees of the Company or its subsidiaries (including officers, whether or not they are also members of the Board).

          2. CONSULTANTS AND INDEPENDENT CONTRACTORS. The Committee may select consultants and independent contractors whose services tend to contribute materially to the success of the Company or its subsidiaries or whose services may reasonably be anticipated to so contribute.

     B. AUTOMATIC GRANTS. Members of the Board who are not employees of the Company or its subsidiaries will receive options in accordance with, and only in accordance with, the Plan's automatic grant provisions.

IV.  STOCK SUBJECT TO THE PLAN

     A. CLASS. The stock subject to awards under the Plan is the Company's authorized but unissued or reacquired Common Stock ("Common Stock"). In connection with the grant of awards under the Plan, the Company may repurchase shares in the open market or otherwise.

     B. AGGREGATE AMOUNT

          1. SHARES. Subject to adjustment under Sections IV(d) and IV(b)(2), the aggregate maximum number of shares of Common Stock that may be subject to awards under the Plan as amended is 7,916,385 shares.

          2. LIMITATION ON NUMBER OF SHARES AVAILABLE FOR GRANT. The maximum number of shares that may be granted in fiscal year 1996 is 500,000.

          3. REUSE OF SHARES. If any outstanding option under the Plan or the Prior Plan expires or is terminated or cancelled for any reason before being exercised for the full number of shares to which it applies, then the shares allocable to the unexercised portion of such option will not be charged against the limitations of Section IV(b)(1) and will become available for subsequent grants under the Plan. To the extent that a share right or share unit expires or is terminated, or is cancelled or forfeited for any reason without being paid in cash or shares of Common Stock, any remaining shares allocable to the unpaid portion of such share right or share unit shall not be charged against the limitations of Section IV(b)(1) and will become available again for subsequent grants under the Plan. Shares for which a cash payment is made in lieu thereof under a restricted share or share right and shares forfeited to or repurchased by the Company pursuant to its forfeiture and repurchase rights under this Plan will NOT be available for subsequent option grants under the Plan.

     (c) INDIVIDUAL LIMIT. In no event shall any individual be granted awards under the Plan covering or based on more than twenty-five percent (25%) of the number of shares of Common Stock initially authorized for issuance under the Plan pursuant to the first sentence of Section IV(a), plus 25% of any additional shares subsequently authorized for issuance by the Corporation's shareholders (subject, in each case, to adjustment under Section IV(d)).

     (d) ADJUSTMENTS. In the event any change is made to the Common Stock subject to the Plan (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, or other change in corporate or capital structure of the Company) then, unless such change results in the termination of all awards, the Committee will make appropriate adjustments to the kind and maximum number of shares subject to the Plan, the maximum number of shares for which awards may be made to any individual, the kind and maximum number of shares for which options are to be granted to non-employee directors, and the kind and number of shares and, where applicable, price per share of stock subject to outstanding awards.

     (e) GENERAL LIMITATION. Non-performance based restricted stock and stock awards will have a minimum twenty-four (24) month restriction period before they are eligible to be resold.

V.   TERMS AND CONDITIONS OF OPTIONS

     Stock options granted under the Plan may, in the Committee's discretion, be either incentive stock options ("Incentive Options") qualifying under
Section 422 of the Internal Revenue Code of 1986, as amended ("Internal Revenue Code"), or nonstatutory options. Individuals who are not employees of the Company or its subsidiaries may only be granted nonstatutory options. Options will be evidenced by instruments in such form as the Committee may from time to time approve. These instruments will conform to the following terms and conditions and, in the discretion of the Committee, may contain such other terms, conditions and restrictions as are not inconsistent with the following:

     A. OPTION PRICE. The option price per share will be fixed by the Committee, but in no event will the option price per share be less than one hundred percent (100%) of the Fair Market Value of the option shares on the date of the option grant.

     B. NUMBER OF SHARES, TERM AND EXERCISE

          1. TERM AND NUMBER. Each option granted under the Plan will be exercisable on such date or dates, during such period, and for such number of shares of Common Stock as the Committee determines and sets forth in the instrument evidencing the option. Except as provided in
     Article X, no option shall vest at a rate greater than 25% per year beginning one (1) year after the date of grant of the option. No option granted under the

     Plan will have an expiration date that is more than ten (10) years after the date of the option grant.

          2. EXERCISE. After any option granted under the Plan becomes exercisable, it may be exercised by notice to the Company at any time prior to the termination of such option. Except as authorized by the Committee in accordance with Section VIII, the option price for the number of shares for which the option is exercised will become due and payable upon exercise.

          3. PAYMENT. The option price will be payable in full in cash (including cash equivalents); provided, however, that the Committee may, either at the time the option is granted or at the time it is exercised and subject to such limitations as it may determine, authorize payment of all or a portion of the option price in one or a combination of the following alternative forms:

               a. a promissory note authorized pursuant to Section VIII;

               b. full payment in shares of Common Stock valued as of the exercise date and held for the requisite period to avoid a charge to the Company's earnings; or

               c. by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan Proceeds to pay the option price.

     C. TERMINATION OF SERVICES. The Committee will determine and set forth in each option whether the option will continue to be exercisable, and the terms and conditions of such exercise, on and after the date that an optionee ceases to be employed by, or to provide services to, the Company or its subsidiaries. The date of termination of an optionee's employment or services will be determined by the Committee, which determination will be final.

     D. INCENTIVE OPTIONS. Options granted under the Plan that are intended to be Incentive Options will be subject to the following additional terms and conditions:

            1. DOLLAR LIMITATION. To the extent that the aggregate Fair Market Value (determined as of the respective date or dates of grant) of shares with respect to which options that are granted after 1986 and that would otherwise be Incentive Options are exercisable for the first time by any individual during any calendar year under the Plan (or any other plan of the Company, a parent or subsidiary corporation or predecessor thereof) exceeds the sum of $100,000 (or such greater amount as may be permitted under the Internal Revenue Code), whether by reason of acceleration or otherwise, such options will not be treated as Incentive Options. In making such a determination, options will be taken into account in the order in which they were granted.

           2. 10% SHAREHOLDER. If any employee to whom an Incentive Option is to be granted pursuant to the provisions of the Plan is, on the date of grant, the owner of stock (determined with application of the ownership attribution rules of Section 424(d) of the Internal Revenue
      Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary corporation ("10% Shareholder"), then the following special provisions will apply to the option granted to such individual:

                 a. The option price per share of the stock subject to such Incentive Option will not be less than one hundred ten percent (110%) of the Fair Market Value of the option shares on the date of grant; and

                b. The option will not have a term in excess of five (5) years from the date of grant.

           3. PARENT AND SUBSIDIARY. For purposes of this Section V(d) "parent corporation" and "subsidiary corporation" will have the meaning attributed to those terms, as they are used in Section 422(b) of the Internal Revenue Code.

     E. WITHHOLDING

           1. OBLIGATION. The Company's obligation to deliver stock certificates upon the exercise of an option will be subject to the optionee's satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

           2. PAYMENT. In the event that an optionee is required to pay to the Company an amount with respect to income and employment tax withholding obligations in connection with exercise of an option, the Committee may, in its discretion and subject to such limitations and rules as it may adopt, permit the optionee to satisfy the obligation, in whole or in part, by delivering shares of Common Stock already held by the optionee or by making an irrevocable election that a portion of the total value of the shares subject to the option be paid in the form of cash in lieu of the issuance of Common Stock, and that such cash payment be applied to the satisfaction of the withholding obligations.

     F. REPURCHASE RIGHTS. The Committee may in its discretion establish as a term of one or more options exercised under the Plan that the Company (or its assigns) will have the right, exercisable upon the optionee's termination of employment with, or cessation of services for, the Company and its subsidiaries, to repurchase at the original option price any or all of the shares of Common Stock acquired by the optionee upon the exercise of the granted option. Any such repurchase right will be exercisable by the Company (or its assigns) upon such terms and conditions (including provisions for the expiration of such right in one or more installments) as the Committee may specify in the instrument evidencing such right. The Committee will also have full power and authority to provide for the automatic termination of the Company's repurchase rights, in whole or in part, thereby accelerating the vesting of any or all of the purchased shares (other than purchased shares obtained pursuant to the Automatic Option Grant provisions of this Plan) upon the occurrence of a specified corporate event or other event.

     G. RIGHT OF FIRST REFUSAL. The Committee may, in its discretion, establish as a term of one or more options granted under the Plan that the Company has a right of first refusal with respect to the proposed disposition by the optionee (or any successor in interest by reason of purchase, gift or other mode of transfer) of any shares of Common Stock acquired by the optionee upon the exercise of the granted option. Any such right of first refusal will be exercisable by the Company or its assigns in accordance with the terms and conditions specified in the instrument evidencing such right.

VI.  RESTRICTED SHARES, SHARE RIGHTS AND SHARE UNITS

     (a) NATURE OF AWARDS. The terms, conditions and restrictions to which restricted shares, share rights, and share units are subject shall be determined in the sole discretion of the Committee, shall be evidenced by instruments in such form as the Committee may from time to time approve, and may vary from grant to grant. However, except as provided in Article X, no award shall vest at a rate greater than 33 1/3% per year beginning one year after the date of grant of the award. In addition, the total number of shares underlying grants of restricted shares, share rights and share units shall not exceed 1,200,000 shares.

          (1) RESTRICTED SHARES. A restricted share granted under the Plan shall consist of shares of Common Stock, the retention and transfer of which is subject to such terms, conditions and restrictions (whether based on performance standards or periods of service or otherwise and including repurchase and/or forfeiture rights in favor of the Company) as the Committee shall determine. The Committee shall have the absolute discretion to determine whether any consideration (other than the services of the potential award holder) is to be received by the Company or its subsidiaries as a condition precedent to the issuance of restricted shares.

          (2) SHARE RIGHTS. A share right granted under the Plan shall consist of the right, subject to such terms, conditions and restrictions (whether based on performance standards or periods of service or otherwise), to receive a share of Common Stock (together with cash dividend equivalents if so determined by the Committee) as the Committee shall determine. The Committee shall have the absolute discretion to determine whether any consideration (other than the services of the potential award holder) is to be received by the Company or its subsidiaries as a condition precedent to the issuance of shares pursuant to share rights.

          (3) SHARE UNITS. A share unit granted under the Plan shall consist of the right to receive an amount in cash equal to the fair market value of one share of Common Stock on the date of valuation of the unit (together with cash dividend equivalents if so determined by the Committee) less such amount, if any, as the

      Committee shall specify. The date of valuation and payment of cash under a share unit and the conditions, if any, to which such payment will be subject (whether based on performance standards or periods of service or otherwise) shall be determined by the Committee.

     (b) WITHHOLDING. The Committee may require, or permit an award holder to elect, that a portion of the total value of the shares of Common Stock subject to restricted shares or share rights held by one or more award holders be paid in the form of cash in lieu of the issuance of Common Stock and that such cash payment be applied to the satisfaction of the federal, state and local income and employment tax withholding obligations that arise at the time the restricted shares and share rights become free of all restrictions under the Plan.

     (c) CASH PAYMENTS. The Committee may provide award holders with an election to receive a percentage of the total value of the Common Stock subject to restricted shares or share rights in the form of a cash payment, subject to such terms conditions and restrictions as the Committee shall specify.

     (d) ELECTIVE AND TANDEM AWARDS. The Committee may award restricted shares, share rights and share units independently of other compensation or in lieu of compensation that would otherwise be paid in cash or stock options, whether at the election of the potential award holder or otherwise. The number of restricted shares, share rights or share units to be awarded in lieu of any cash compensation amount or number of stock options shall be determined by the Committee in its sole discretion and need not be equal to such foregone compensation in fair market value. In addition, restricted shares, share rights and share units may be awarded in tandem with stock options, so that a portion of such award becomes payable or becomes free of restrictions only if and to the extent that the tandem options are not exercised or are forfeited, subject to such terms and conditions as the Committee may specify.

     (e) MODIFICATION OF AWARDS. The Committee may, in its sole discretion, modify or waive any or all of the terms, conditions or restrictions applicable to any outstanding restricted share, share right or share unit; provided, however, that no such modification or waiver shall, without the consent of the holder of an outstanding award, adversely affect the holder's rights thereunder.

VII.   AUTOMATIC OPTION GRANTS TO DIRECTORS.

     A. GRANTS. Non-employee members of the Board shall automatically be granted nonstatutory options ("Automatic Option Grants") to purchase shares of Common Stock as set forth below (subject to adjustment under Section IV(d) hereof):

          - each non-employee Board member who was first elected or appointed to the Board before January 1, 1993 shall receive an Automatic Option Grant for 7,260 shares on June 1, 1994;

          - each non-employee Board member who was first elected or appointed to the Board on or after January 1, 1993 and before January 1, 1994 shall receive an Automatic Option Grant for 6,600 shares on June 1, 1994; and

          - each non-employee Board member who is first elected or appointed to the Board on or after January 1, 1994 shall receive an Automatic Option Grant for 6,000 shares on the first trading day in June on or after his or her initial election or appointment at any time on or after June 1, 1994. However, any non-employee Board member who is first elected or appointed as such between June 1 and December 31 of any year beginning with the 1994 calendar year (and who is not already serving on the Board at that time) shall receive an Automatic Option Grant on the date of such initial election or appointment for the number of shares he or she would have received on the first trading day in June of that year had she or she then been eligible.

          - In addition, on the anniversary of each Board member's initial automatic option grant on the first trading day in June (or between June 1 and December 31, as applicable), each such continuing non-employee Board member shall receive an additional Automatic Option Grant for that number of shares equal to 110% of the number of shares he or she received under the previous year's Automatic Option Grant.

      B. TERMS AND CONDITIONS. The terms and conditions applicable to each Automatic Option Grant shall be as follows:

           1. PRICE. The option price per share shall be equal to one hundred percent (100%) of the Fair Market Value of one share of Common Stock on the date of grant;

           2.  TERM.  Each Automatic Option Grant shall have a term of ten
      (10) years measured from the date of grant, and shall be exercisable for fully-vested shares of Common Stock at any time beginning twelve (12) months after the date of grant and during their term for all or any part of the covered shares; provided, however, that no options may be exercised prior to approval of the Plan by the Company's shareholders.

           3. PAYMENT. Upon exercise of the option, the option price for the purchased shares shall be payable immediately in cash or in shares of Common Stock that the optionee has held for at least six (6) months. Payment may also be made by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the option price.

           4. CESSATION. In the event the optionee ceases to provide services to the Company or its subsidiaries as a non-employee Board member, the option may be exercised, within the term of the option, for a period of three (3) months after the date of such cessation of Board service; provided, however, that the post-service exercise period shall be twelve (12) months in the case of cessation by reason of the optionee's disability or death. In the case of death, the option may be exercised within such period by the estate or heirs of the optionee.

     C. ADMINISTRATION. This automatic option grant program for the non-employee Board members shall be self-executing in accordance with the terms of such program (as provided for under the Plan), and neither the Board nor any other administrator of the Plan shall exercise any discretionary functions with respect to any option grants made under this program.

VIII.  LOANS AND INSTALLMENT PAYMENTS

     In order to assist an award holder (including an employee who is an officer or director of the Company) in the acquisition of shares of Common Stock pursuant to an award granted under the Plan (other than pursuant to the Automatic Option Grant provisions of this Plan), the Committee may authorize, at either the time of the grant of an award or the time of the acquisition of Common Stock pursuant to the award (i) the extension of a loan to the award holder by the Company, (ii) the payment by the award holder of the purchase price, if any, of the Common Stock in installments, or (iii) the guarantee by the Company of a loan obtained by the award holder from a third party. The terms of any loans, guarantees or installment payments, including the interest rate and terms of repayment, will be subject to the discretion of the Committee. Loans, installment payments and guarantees may be granted without security, the maximum credit available being the purchase price, if any, of the Common Stock acquired plus the maximum federal and state income and employment tax liability that may be incurred in connection with the acquisition.

IX.  ASSIGNABILITY

     No award granted under the Plan is assignable or transferable by the award holder other than by will or by the laws of descent and distribution, and during the lifetime of the award holder, only the award holder may exercise options or exercise the rights provided under awards granted under the Plan.

X.  ACCELERATION AND TERMINATION OF OPTIONS

     A. ACCELERATION. In the event of an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of a sale, merger, reorganization, or liquidation, each award will be automatically accelerated so that (1) options become fully exercisable with respect to the total number of shares purchasable under the options, provided, however, that the exercise of accelerated Incentive Options granted prior to 1987 will remain subject to any limitations imposed by the Internal Revenue Code's sequential exercise rule, (2) restrictions on restricted shares will be eliminated, and the shares will immediately vest, and (3) share rights and share units will immediately vest and become payable. The Committee may also provide for the automatic termination of repurchase rights upon the occurrence of such an event.

     B. NO ACCELERATION. No acceleration of awards will occur if the terms of the agreement require as a prerequisite to the consummation of any such sale, merger, reorganization or liquidation that each such award will be either assumed by the successor corporation or parent thereof or be replaced with a comparable award subject to shares of the successor corporation or parent thereof. The determination of such comparability will be made by the Committee, and its determination will be final, binding and conclusive. Upon consummation of the sale, merger, reorganization or liquidation contemplated by the agreement, all awards, whether or not accelerated, will terminate unless assumed pursuant to a written agreement by the successor corporation or parent thereof.

    C. CORPORATE STRUCTURE. The grant of awards under this Plan will in no way affect the right of the Company to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

XI.  VALUATION

     For purposes of this Plan, the Fair Market Value of a share of Common Stock on any relevant date will be determined in accordance with the following provisions:

     A. If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported), as quoted on such exchange (or the exchange with the greatest volume of trading in Common Stock) or system on the day of such determination, as reported in THE WALL STREET JOURNAL or such other source as the Committee deems reliable, or;

     B. If the Common Stock is quoted on the NASDAQ system (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and low asked prices for the Common Stock on the day of such determination, as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable, or;

     C. In the absence of an established market for the Common Stock, then the Fair Market Value will be determined by the Committee after taking into account such factors as the Committee deems appropriate, or in the case of Automatic Option Grants, by an independent third party valuation.

XII. EFFECTIVE DATE AND TERM OF PLAN

     A. EFFECTIVE DATE. The Plan is effective on the earlier of January 1, 1994 or the date that it is approved by the Company's shareholders; provided that no option shall be exercisable and no shares shall be issued under the Plan before it is approved by the Company's shareholders. If shareholder approval is not obtained, all awards hereunder shall be cancelled and the Prior Plan shall continue in accordance with its terms.

     B. TERM. No further grants may be made under this Plan after the tenth anniversary of the date of adoption of this Plan by the Board.

XIII.  AMENDMENT OR DISCONTINUANCE

     A. BOARD. The Board may amend, suspend or discontinue the Plan in whole or in part at any time; provided, however, that (1) except to the extent necessary to qualify as Incentive Options any or all options granted under the Plan that are intended to so qualify, such action may not, without the consent of the award holder, adversely affect rights and obligations with respect to awards outstanding under the Plan; (2) to the extent necessary to comply with Rule 16b-3, the provisions of the Plan concerning the eligibility of non-employee members of the Board for awards and the amount, price and timing of Automatic Option Grants under this Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code or rules thereunder; and (3) the Board may not, without the approval of the Company's shareholders (i) materially increase the number of shares of Common Stock subject to awards under the Plan (unless necessary to effect the adjustments required under Section IV(c)), (ii) materially modify the eligibility requirements for awards under the Plan, or (iii) make any other change with respect to which the Board determines that shareholder approval is required by applicable law or regulatory standards.

     B. COMMITTEE. The Committee will have full power and authority to modify or waive any or all of the terms, conditions or restrictions applicable to any outstanding award, (other than Automatic Option Grants and repricing options) to the extent not inconsistent with the Plan.

XIV.  NO OBLIGATION

     Nothing contained in the Plan (or the Prior Plan) shall confer upon any employee, consultant, or independent contractor any right to continue in the employ of, or to provide services to, the Company or any affiliate or constitute a contract or agreement of employment or for the provision of services, or interfere in any way with the right of the Company or an affiliate to reduce such employee's, consultant's or independent contractor's compensation from the rate in existence at the time of the granting of award or to terminate such employee's, consultant's or independent contractor's employment or services at any time, with or without cause; but nothing contained in the Plan or in any award granted under this Plan shall affect any contractual rights of an employee pursuant to a written employment agreement.

XV.  USE OF PROCEEDS

     The cash proceeds received by the Company pursuant to awards granted under the Plan will be used for general corporate purposes.

XVI. COMPLIANCE

     No option may be exercised, and the Company will not be obligated to issue stock under any award unless, in the opinion of counsel for the Company, such exercise and issuance is in compliance with all applicable federal and state securities laws. As a condition to the grant of any award, or to the issuance of stock under any award, the Committee may require that the award holder agree to comply with such provisions of federal and state securities laws as may be applicable to such grant, or to the sale of stock acquired pursuant to the Plan, and that the award holder deliver to the Company a written agreement, in form and substance satisfactory to the Company and its counsel, implementing such agreement.

                                 APPENDIX C

                                CYGNUS, INC.

                   AMENDED 1991 EMPLOYEE STOCK PURCHASE PLAN

                  (AS AMENDED AND RESTATED FEBRUARY 24, 1998)

     The following constitute the provisions of the Amended 1991 Employee Stock Purchase Plan of Cygnus, Inc., as last amended on February 24, 1998.

     1. PURPOSE. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan quality as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2. DEFINITIONS.

          (a) "BOARD" shall mean the Board of Directors of the Company or a Committee appointed by the Board pursuant to paragraph 13.

          (b) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          (c) "COMMON STOCK" shall mean the Common Stock of the Company.

          (d) "COMPANY" shall mean Cygnus, Inc.

          (e) "COMPENSATION" shall mean all base straight time gross earnings, including bonuses, but excluding payments for overtime, shift premiums and commissions, awards, and other compensation.

          (f) "DESIGNATED SUBSIDIARIES" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

          (g) "EMPLOYEE" shall mean any individual who is a regular employee of the Company for purposes of tax-withholding under the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

          (h) "ENROLLMENT DATE" shall mean the first Trading Day of each Offering Period.

          (i) "EXERCISE DATE" shall mean the last Trading Day of each Purchase Period.

          (j) "FAIR MARKET VALUE" shall mean, as of any date, the value of Common Stock determined as follows:

               (1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported), as quoted on such exchange (or the exchange with the greatest volume of trading in Common Stock) or system on the day of such determination, as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable, or;

               (2) If the Common Stock is quoted on the NASDAQ system (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and low asked prices for the Common Stock on the day of such determination, as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable, or;

               (3) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

          (k) "OFFERING PERIOD" shall mean, subject to the discretion of the Board pursuant to paragraph 4, a period of approximately twenty-four (24) months, commencing on the first Trading Day on or after October 1 and terminating on the last Trading Day in the September twenty-four (24) months later, or commencing on the first Trading Day on or after April 1 and terminating on the last Trading Day in the March twenty-four (24) months later.

          (l) "PLAN" shall mean this Amended 1991 Employee Stock Purchase
Plan.

          (m) "PURCHASE PRICE" shall mean an amount equal to a designated percentage of the Fair Market Value of a share of Common Stock on the Enrollment Date or a designated percentage of the Fair Market Value on the Exercise Date, whichever is lower. Each designated percentage shall be 85% unless determined otherwise by the Board with respect to any Offering Period, but shall in no event be less than 85%.

          (n) "PURCHASE PERIOD" shall mean the approximately six-month period commencing after one Exercise Date and ending with the next following Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end with the next following Exercise Date.

          (o) "RESERVES" shall mean the number of shares of Common Stock covered by each purchase right under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under purchase right.

          (p) "SUBSIDIARY" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

          (q) "TRADING DAY" shall mean a day on which national stock exchanges and the National Association of Securities Dealers Automated Quotation (NASDAQ) System are open for trading.

     3. ELIGIBILITY.

          (a) Any Employee, as defined in paragraph 2, who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

          (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted a purchase right under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding purchase rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such purchase right is granted) for each calendar year in which such purchase right is outstanding at any time.

     4. OFFERING PERIODS. The Plan shall be implemented by consecutive and overlapping Offering Periods, with the first Offering Period beginning October 1, 1991 and continuing unless terminated in accordance with the Plan.
 The Board shall have the power to change the duration of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected. Absent action by the Board, each Offering Period shall be for a period of approximately twenty-four months
(24) and new Offering Periods shall commence on the first Trading Day of April and October of each year. No Offering Period shall exceed twenty-four
(24) months in length.

     5. PARTICIPATION.

          (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form provided by the Company and filing it with the Company's payroll office prior to the applicable Enrollment Date.

          (b) Payroll deductions for a participant shall commence on the first payroll period following the Enrollment Date and shall end on the last payroll period in the Offering Period, unless sooner terminated by the participant as provided in paragraph 10.

     6. PAYROLL DEDUCTIONS.

          (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period, and the aggregate of such payroll deductions during the Offering Period shall not exceed fifteen percent (15%) of the participant's Compensation during said Offering Period.

          (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

          (c) A participant may discontinue his or her participation in the Plan as provided in paragraph 10, or may increase or decrease the rate of his or her payroll deductions during the current Purchase Period by filing with the Company a new subscription agreement authorizing such a change in the payroll deduction rate. The change in rate shall be effective with the first full payroll period following such advance notice period as the Company shall specify. A participant's subscription agreement shall remain in effect for successive Purchase Periods and Offering Periods unless terminated as provided in paragraph 10. The Board shall be authorized to limit the number of participation rate changes during any Offering Period. A participant may at any tune elect to have his or her participation agreement become irrevocable for such period of time as he or she may designate.

          (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and paragraph 3(b) herein, a participant's payroll deductions may be decreased to 0% at such time during any Purchase Period which is scheduled to end during the current calendar year (the "Current Purchase Period") that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Purchase Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Purchase Period equal $21,250. The Company may provide either (i) that payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in paragraph 10, or (ii) that participation shall recommence only upon filing a new enrollment form following such waiting period as the Company shall specify, which, in the case of a person subject to section 16(b), shall be no less than the time period necessary to quality the plan for exemption under Rule 16b-3.

          (e) At the time the purchase right is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the purchase right or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefit attributable to sale or early disposition of Common Stock by the Employee.

     7. GRANT OF PURCHASE RIGHT. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted a purchase right to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that such purchase shall be subject to the limitations set forth in Section 3(b) and 12 hereof. Exercise of the purchase right shall occur as provided in Section 8, unless the participant has withdrawn pursuant to Section 10, and the purchase right shall expire on the last day of the Offering Period.

     8. EXERCISE OF PURCHASE RIGHT. Unless a participant withdraws from the Plan as provided in paragraph 10 below, his or her purchase right for the purchase of shares will be exercised automatically on each Exercise Date, and the maximum number of full shares subject to purchase right shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Purchase Period, subject to earlier withdrawal by the participant as provided in paragraph 10. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's purchase right to purchase shares hereunder is exercisable only by him or her.

     9. DELIVERY. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her purchase right.

    10. WITHDRAWAL; TERMINATION OF EMPLOYMENT.

          (a) A participant may, subject to the terms of any irrevocable participation agreement elected by the participant, withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her purchase right under the Plan at any time by giving written notice to the Company in the form provided by the Company.
All of the participant's payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant's purchase right for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

          (b) Upon a participant's ceasing to be an Employee for any reason or upon termination of a participant's employment relationship (as described in Section 2(g)), the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the purchase right will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under paragraph 14, and such participant's purchase right will be automatically terminated.

    11. INTEREST. No interest shall accrue on the payroll deductions of a participant in the Plan.

    12. STOCK.

          (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 925,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18. If on a given Exercise Date the number of shares with respect to which purchase rights are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

          (b) The participant will have no interest or voting right in shares covered by his purchase right until such purchase right has been exercised.

          (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

    13. ADMINISTRATION.

          (a) Administrative Body. The Plan shall be administered by the Board of the Company or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties. Members of the Board who are eligible Employees are permitted to participate in the Plan, provided that:

               (1) Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any purchase right pursuant to the Plan.

               (2) If a Committee is established to administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the Committee.

          (b) RULE 16b-3 LIMITATIONS. Notwithstanding the provisions of Subsection (a) of this Section 13, in the event that Rule 16b-3 promulgated under The Securities Exchange Act of 1934, as amended, or any successor provision ("Rule 16b-3") provides specific requirements for the administrators of plans of this type, the Plan shall be only administered by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any committee or person that is not "disinterested" as that term is used in Rule 16b-3.

     14. DESIGNATION OF BENEFICIARY.

          (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the purchase right is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the purchase right. ff a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

          (b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice.
In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     15. TRANSFERABILITY. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of a purchase right or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with paragraph 10.

     16. USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     17. REPORTS. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

     18. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET SALE.

          (a) CHANCES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the Reserves as well as the price per share of Common Stock covered by each purchase right under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to a purchase right. The Board may, if it so determines in the exercise of its sole discretion, make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding purchase right, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock.

          (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Offering Periods will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

          (c) MERGER OR ASSET SALE. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each purchase right under the Plan shall be assumed or an equivalent purchase right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Periods then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Board shortens the Offering Periods then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his purchase right has been changed to the New Exercise Date and that his purchase right will be exercised automatically on the New Exercise Date, unless prior to such date he has withdrawn from the Offering Period as provided in paragraph 10. For purposes of this paragraph, a purchase right granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the purchase right confers the right to purchase, for each share of purchase right stock subject to the purchase right immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the purchase right to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

     19. AMENDMENT OR TERMINATION.

          (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in paragraph 18, no such termination can affect purchase rights previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders. Except as provided in paragraph 18, no amendment may make any change in any purchase right theretofore granted which adversely affects the rights of any participant.
To the extent necessary to comply with Rule 16b-3 or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

          (b) Without shareholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Purchase Periods and/or Offering Periods, limit the frequency and/or number of changes in the amount withheld during Purchase Periods and/or Offering Periods, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

     20. NOTICES. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     21. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to a purchase right unless the exercise of such purchase right and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of a purchase right, the Company may require the person exercising such purchase right to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     22. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of twenty (20) years unless sooner terminated under paragraph 19.

     23. ADDITIONAL RESTRICTIONS OF RULE 16b-3. The terms and conditions of purchase rights granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such purchase rights shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to quality for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

     24. AUTOMATIC TRANSFER TO LOW PRICE OFFERING PERIOD. To the extent permitted by Rule 16b-3 of the Exchange Act, if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their purchase rights on such Exercise Date and automatically reenrolled in the immediately following Offering Period as of the first day thereof.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                  CYGNUS, INC.
                      1998 ANNUAL MEETING OF STOCKHOLDERS

P R O X Y

     The undersigned stockholder of Cygnus, Inc. hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for the 1998 Annual Meeting of Stockholders of Cygnus, Inc. to be held on May 12, 1998 and hereby appoints Gregory B. Lawless, John C. Hodgman and Alan F. Russell and each of or any of them, proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at such meeting and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR ELECTION OF THE COMPANY'S NOMINEES AS DIRECTORS AND THE REAPPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS, AND AS THE PROXYHOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.


______________________________________________________________________________

   COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENTS/ADDRESS BOX ON REVERSE SIDE

                                                               /X/  Please mark
                                                                   your choices
                                                                      like this


INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name.



________
COMMON

1.   ELECTION OF DIRECTORS
     Nominees: Frank T. Cary, Gary W. Cleary, Gregory B. Lawless,
     Andre F. Marion, Richard G. Rogers and Walter B. Wriston

                      FOR       WITHHELD FOR ALL
                      / /             / /

2. Proposal to amend the Company's Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance thereunder by an additional 10,000,000 shares to a total of 40,000,000 shares of Common Stock.

                      FOR       AGAINST       ABSTAIN
                      / /         / /           / /

3. Proposal to amend the Company's 1994 Stock Option/Award Plan to increase the number of shares of Common Stock authorized for issuance over the term of the Plan by 2,000,000 shares.

                      FOR       AGAINST       ABSTAIN
                      / /         / /           / /

4. Proposal to amend the Company's 1991 Employee Stock Purchase Plan to increase the number of shares of Common Stock authorized for issuance over the term of the Purchase Plan by 350,000 shares.

                      FOR       AGAINST       ABSTAIN
                      / /         / /           / /

5. Proposal to reappoint Ernst & Young LLP as the Company's independent auditors for the 1998 fiscal year.

                      FOR       AGAINST       ABSTAIN
                      / /         / /           / /


I PLAN TO ATTEND THE MEETING.  / /

COMMENT/ADDRESS CHANGE        / /
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have written comments/address
change on the reverse side.